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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
APPLE COMPUTER, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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APPLE COMPUTER, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held On April 24, 2003

To Holders of Common Stock of
Apple Computer, Inc.:

        Notice is hereby given that the Annual Meeting of Shareholders of Apple Computer, Inc., a California corporation (the "Company"), will be held on Thursday, April 24, 2003 at 10:00 a.m., local time, at the Company's principal executive offices located at 1 Infinite Loop, Cupertino, California 95014, for the following purposes, as more fully described in the accompanying Proxy Statement:

  1.
  To elect the Company's Board of Directors.

  2.
  To approve an amendment to the Employee Stock Purchase Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 4,000,000 shares.

  3.
  To approve an amendment to the 1998 Executive Officer Stock Plan to allow for broad-based grants to all employees.

  4.
  To ratify the appointment of KPMG LLP as independent auditors of the Company for fiscal year 2003.

  5.
  To consider a shareholder proposal if properly presented at the meeting.

  6.
  To transact such other business as may properly come before the meeting and any postponement(s) or adjournment(s) thereof.

        All shareholders are cordially invited to attend the meeting in person. However, to ensure that each shareholder's vote is counted at the meeting, shareholders are requested to mark, sign, date and return the enclosed proxy card as promptly as possible in the envelope provided. Shareholders attending the meeting may vote in person even if they have previously returned proxy cards.

        Only shareholders of record as of the close of business on March 4, 2003 are entitled to receive notice of, to attend and to vote at the meeting.

Sincerely,

NANCY R. HEINEN Senior Vice President, General Counsel and Secretary

Cupertino, California
March 24, 2003

APPLE COMPUTER, INC.
1 Infinite Loop
Cupertino, California 95014

PROXY STATEMENT

Introduction

        The enclosed Proxy is solicited on behalf of the Board of Directors (the "Board") of Apple Computer, Inc., a California corporation (the "Company"), for use at the Company's annual meeting of shareholders (the "Annual Meeting") to be held on Thursday, April 24, 2003 at 10:00 a.m., local time, and at any postponement(s) or adjournment(s) thereof. The purposes of the Annual Meeting are set forth in this Proxy Statement and in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at the Company's principal executive offices at the address shown above.

        The Company's complete mailing address is 1 Infinite Loop, Cupertino, California 95014, and its telephone number is (408) 996-1010. Georgeson Shareholder Communications Inc., which is assisting with the mechanics of the return of the proxies, may be contacted at (800) 223-2064.

        These proxy solicitation materials were mailed on or about March 24, 2003 to all shareholders entitled to vote at the Annual Meeting.

Procedural Matters

        Shareholders of record as of the close of business on March 4, 2003 (the "Record Date") are entitled to receive notice of, to attend, and to vote at the Annual Meeting. There were 360,513,807 shares of Common Stock issued and outstanding on the Record Date. Each share has one vote on all matters. The closing sale price of Common Stock as reported on the Nasdaq National Market on the Record Date was $14.56 per share.

        A shareholder may revoke any proxy given pursuant to this solicitation by attending the Annual Meeting and voting in person, or by delivering to the Company's Corporate Secretary at the Company's principal executive offices referred to above, prior to the Annual Meeting, a written notice of revocation or a duly executed proxy bearing a date later than that of the previously submitted proxy.

        The Company will bear the cost of this solicitation. The Company has retained the services of Georgeson Shareholder Communications, Inc. to assist in obtaining proxies from brokers and nominees of shareholders for the Annual Meeting. The estimated cost of such services is $14,000 plus out-of-pocket expenses. In addition, the Company will reimburse brokerage firms and other persons representing beneficial owners of shares for their reasonable expenses in forwarding solicitation material to such beneficial owners. Certain of the Company's directors, officers and regular employees, without additional compensation, may solicit proxies personally or by telephone, facsimile or telegram.

        Attendance at the Annual Meeting is limited to shareholders. Admission to the meeting will be on a first-come, first-served basis. Registration will begin at 9:00 a.m. and each shareholder may be asked to present valid picture identification such as a driver's license or passport. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

Voting of Proxies

        All valid proxies received prior to the meeting will be voted. All shares represented by a proxy will be voted, and where a shareholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specification so made. If no choice is indicated on the proxy, the shares will be voted FOR each of the nominees of the Board of Directors (Proposal

No. 1), FOR the approval of the amendment to the Employee Stock Purchase Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 4,000,000 shares (Proposal No. 2), FOR the approval of the amendment to the 1998 Executive Officer Stock Plan to allow for broad-based grants to all employees (Proposal No. 3), FOR the ratification of the appointment of KPMG LLP as independent auditors of the Company for fiscal year 2003 (Proposal No. 4), AGAINST the proposal submitted by a shareholder (Proposal No. 5) and as the proxy holders may determine in their discretion with respect to any other matters that properly come before the meeting. See "OTHER MATTERS."

Quorum; Abstentions; Broker Non-Votes

        In the election of directors, the six candidates receiving the highest number of affirmative votes will be elected as directors. Proposals 2 through 5 each require for approval (i) the affirmative vote of a majority of the shares "represented and voting" and (ii) the affirmative vote of a majority of the required quorum. The required quorum for the transaction of business at the Annual Meeting is a majority of the shares of Common Stock issued and outstanding on the Record Date. Shares that are voted "FOR", "AGAINST" or "ABSTAIN" in a matter are treated as being present at the meeting for purposes of establishing the quorum, but only shares voted "FOR" or "AGAINST" are treated as shares "represented and voting" at the Annual Meeting with respect to such matter. Accordingly, abstentions and broker non-votes will be counted for purposes of determining the presence or absence of the quorum for the transaction of business, but will not be counted for purposes of determining the number "represented and voting" with respect to a proposal.

Internet Voting

        Shareholders whose shares are registered in the name of a bank or brokerage firm may be eligible to vote electronically through the Internet or by telephone. A large number of banks and brokerage firms are participating in the ADP Investor Communication Services online program. This program provides eligible shareholders the opportunity to vote via the Internet or by telephone. Voting forms will provide instructions for shareholders whose bank or brokerage firm is participating in ADP's program.

        Registered shareholders may vote electronically through the Internet by following the instructions included with their proxy card. Shareholders not wishing to vote electronically through the Internet or whose form does not reference Internet or telephone voting information should complete and return the enclosed paper proxy card. Signing and returning the proxy card or submitting the proxy via the Internet or by telephone does not affect the right to vote in person at the Annual Meeting.

Directors

        Listed below are the six directors nominated for re-election at the Annual Meeting. All of the directors elected at the Annual Meeting will serve a one-year term expiring at the next annual meeting of shareholders.

Name	Position With the Company	Age	Director Since
William V. Campbell	Director	62	1997
Millard S. Drexler	Director	58	1999
Albert Gore, Jr.	Director	55	2003
Steven P. Jobs	Director and Chief Executive Officer	47	1997
Arthur D. Levinson	Director	52	2000
Jerome B. York	Director	64	1997

        William V. Campbell has been Chairman of the Board of Directors of Intuit, Inc. ("Intuit") since August 1998. From September 1999 to January 2000, Mr. Campbell acted as Chief Executive Officer of Intuit. From April 1994 to August 1998, Mr. Campbell was President and Chief Executive Officer and a

director of Intuit. From January 1991 to December 1993, Mr. Campbell was President and Chief Executive Officer of GO Corporation. Mr. Campbell also serves on the board of directors of SanDisk Corporation and Opsware, Inc.

        Former Vice President Albert Gore, Jr. has served as a Senior Advisor to Google, Inc. and Vice Chairman of Metropolitan West Financial LLC since 2001. He is a visiting professor at the University of California Los Angeles, Fisk University and Middle Tennessee State University. Mr. Gore was inaugurated as the 45th Vice President of the United States in 1993. He was re-elected in 1996 and served for a total of eight years as President of the Senate, a member of the cabinet and the National Security Council, and as the leader of a wide range of Administration initiatives including environmental policy, technology, science, communications and government cost reduction.

        Millard S. Drexler has been Chairman and Chief Executive Officer of J. Crew Group, Inc. since January 2003. Previously, Mr. Drexler was Chief Executive Officer of Gap Inc. from 1995 and President from 1987 until September 2002. Mr. Drexler was also a member of the Board of Directors of Gap Inc. from November 1983 until October 2002.

        Steven P. Jobs is one of the Company's co-founders and currently serves as its Chief Executive Officer. Mr. Jobs is also the Chairman and Chief Executive Officer of Pixar Animation Studios. In addition, Mr. Jobs co-founded NeXT Software, Inc. ("NeXT") and served as the Chairman and Chief Executive Officer of NeXT from 1985 until 1997 when NeXT was acquired by the Company.

        Arthur D. Levinson, Ph.D.    has been President, Chief Executive Officer and a director of Genentech Inc. ("Genentech") since July 1995. Dr. Levinson has been Chairman of the Board of Directors of Genentech since September 1999. He joined Genentech in 1980 and served in a number of executive positions, including Senior Vice President of R&D from 1993 to 1995.

        Jerome B. York is Chairman and Chief Executive Officer of MicroWarehouse, Inc. Previously, he was Vice Chairman of Tracinda Corporation from September 1995 to October 1999. In May 1993, he joined International Business Machines Corporation ("IBM") as Senior Vice President and Chief Financial Officer, and he served as a director of IBM from January 1995 to August 1995. Prior to joining IBM, Mr. York served in a number of executive positions at Chrysler Corporation, including Executive Vice President-Finance and Chief Financial Officer from May 1990 to May 1993. He also served as a director of Chrysler Corporation from 1992 to 1993. Mr. York is also a director of Tyco International Ltd. and Metro-Goldwyn-Mayer, Inc.

        In September 2002, Lawrence J. Ellison resigned as a director. Mr. Ellison had served as a director since 1997.

Board Meetings and Committees

        The Board met and/or took action by written consent a total of eight times during fiscal year 2002. The Board has a standing Compensation Committee, a Nominating and Corporate Governance Committee ("Nominating Committee") and an Audit and Finance Committee ("Audit Committee").

        The Compensation Committee is primarily responsible for reviewing the compensation arrangements for the Company's executive officers, including the Chief Executive Officer, and for administering the Company's stock option plans. The Compensation Committee met and/or took action by written consent a total of sixteen times during fiscal year 2002. Members of the Compensation Committee are Messrs. Campbell, Drexler and Levinson.

        During fiscal year 2002, the Nominating Committee was primarily responsible for recommending new members to the Board of Directors. The Nominating Committee also considers nominees proposed by shareholders. To recommend a prospective nominee for the Nomination Committee's consideration, shareholders should submit the candidate's name and qualifications to the Company's Corporate Secretary in writing to the following address: 1 Infinite Loop, Cupertino, California 95014. In February 2003, the role of the Nominating Committee was expanded to include matters of corporate governance. The Nominating Committee assists the Board in identifying qualified individuals to become directors, determines the composition of the Board and its committees, monitors the process to assess Board effectiveness and helps develop and implement the Company's corporate governance guidelines. The Nominating Committee met informally several times during fiscal year 2002. Since expanding its role to encompass corporate governance matters, the Nominating Committee has met on a formal basis. Members of the Nominating Committee are Messrs. Campbell, Drexler and Levinson.

        The Audit Committee is primarily responsible for overseeing the services performed by the Company's independent auditors and internal audit department, evaluating the Company's accounting policies and its system of internal controls and reviewing significant financial transactions. The Audit Committee met eight times during fiscal year 2002.

        Consistent with the Nasdaq audit committee structure and membership requirements, the Audit Committee is comprised of three members: Messrs. Campbell, Levinson and York. Because of Mr. York's affiliation with MicroWarehouse, (see "Certain Relationships and Related Transactions"), he is deemed to be a "non-independent" director. As permitted under the Nasdaq requirements, the Board carefully considered Mr. York's affiliation with MicroWarehouse as well as his accounting and financial expertise and determined that it is in the best interest of the Company and its shareholders that he continue to serve as a member of the Audit Committee. Both Mr. Campbell and Dr. Levinson are independent directors.

        The Audit, Compensation and Nominating Committees operate under written charters adopted by the Board. The Audit Committee charter is included in this proxy statement as Appendix A. The Compensation and Nominating Committee charters are available on Apple's website at www.apple.com/investor.

        During fiscal year 2002, no current director or director nominee attended fewer than 75% of the aggregate of all meetings of the Board and the committees, if any, upon which such director served and which were held during the period of time that such person served on the Board or such committee.

Role of the Board; Corporate Governance Matters

        It is the paramount duty of the Board of Directors to oversee the Chief Executive Officer and other senior management in the competent and ethical operation of the Company on a day-to-day basis and to assure that the long-term interests of the shareholders are being served. To satisfy this duty, the directors take a proactive, focused approach to their position, and set standards to ensure that the Company is committed to business success through maintenance of the highest standards of responsibility and ethics.

        Members of the Board bring to the Company a wide range of experience, knowledge and judgment. These varied skills mean that good governance depends on far more than a "check the box" approach to standards or procedures. The governance structure in the Company is designed to be a working structure for principled actions, effective decision-making and appropriate monitoring of both compliance and performance. The key practices and procedures of the Board are outlined in the Corporate Governance Guidelines included in this proxy statement as Appendix B. These guidelines and the charters of committees of the Board of Directors are also available on Apple's website at www.apple.com/investor.

Director Compensation

        The form and amount of director compensation is determined by the Board after a review of recommendations made by the Nominating Committee. The current practice of the Board is that a substantial portion of a director's annual retainer be equity-based. In 1998, shareholders approved the 1997 Director Stock Option Plan (the "Director Plan") and 800,000 shares were reserved for issuance thereunder. Pursuant to the Director Plan, the Company's non-employee directors are granted an option to acquire 30,000 shares of Common Stock upon their initial election to the Board ("Initial Options"). The

Initial Options vest and become exercisable in three equal annual installments on each of the first through third anniversaries of the grant date. On the fourth anniversary of a non-employee director's initial election to the Board and on each subsequent anniversary thereafter, the director will be entitled to receive an option to acquire 10,000 shares of Common Stock ("Annual Options"). Annual Options are fully vested and immediately exercisable on their date of grant. Directors do not receive any additional consideration for serving on committees or as committee chairperson. As of the end of the fiscal year, there were options for 390,000 shares outstanding under the Director Plan. Since accepting the position of CEO, Mr. Jobs is no longer eligible for grants under the Director Plan.

Compensation Committee Interlocks and Insider Participation

        The current members of the Compensation Committee are Messrs. William V. Campbell, Millard S. Drexler and Arthur B. Levinson, none of whom are employees of the Company and all of whom are considered "independent" directors under the applicable NASDAQ rules. During fiscal 2002, William V. Campbell, Arthur D. Levinson and Jerome B. York served as members of the Compensation Committee, and none of them were employees of the Company. No person who was an employee of the Company in fiscal year 2002 served on the Compensation Committee. During fiscal year 2002, Mr. Jobs served as a director of Gap Inc. ("Gap") (though not on the compensation committee of that board of directors) and Mr. Drexler served as a director of the Company. Mr. Jobs resigned as a director of Gap in September 2002. Mr. Drexler resigned as president and CEO of Gap in September 2002 and resigned as a director of Gap in October 2002. Subsequently, in November 2002, Mr. York resigned from the committee, and Mr. Drexler was appointed as a member of the Compensation Committee. No executive officer of the Company (i) served as a member of the compensation committee (or other board committee performing similar functions or, in the absence of any such committee, the board of directors) of another entity, one of whose executive officers served on the Company's Compensation Committee, (ii) served as a director of another entity, one of whose executive officers served on the Company's Compensation Committee, or (iii) served as a member of the compensation committee (or other board committee performing similar functions or, in the absence of any such committee, the board of directors) of another entity, one of whose executive officers served as a director of the Company.

Executive Officers

        The following sets forth certain information regarding executive officers of the Company. Information pertaining to Mr. Jobs, who is both a director and an executive officer of the Company, may be found in the section entitled "Directors."

        Fred D. Anderson, Executive Vice President and Chief Financial Officer (age 58), joined the Company in April 1996. Prior to joining the Company, Mr. Anderson was Corporate Vice President and Chief Financial Officer of Automatic Data Processing, Inc., a position he held from August 1992 to March 1996. Mr. Anderson also serves as a director of 3Com Corporation.

        Timothy D. Cook, Executive Vice President, Worldwide Sales and Operations (age 42), joined the Company in February 1998. Prior to joining the Company, Mr. Cook held the position of Vice President, Corporate Materials for Compaq Computer Corporation ("Compaq"). Previous to his work at Compaq, Mr. Cook was the Chief Operating Officer of the Reseller Division at Intelligent Electronics. Mr. Cook also spent 12 years with IBM, most recently as Director of North American Fulfillment.

        Nancy R. Heinen, Senior Vice President, General Counsel and Secretary (age 46), joined the Company in September 1997. Prior to joining the Company, Ms. Heinen held the position of Vice President, General Counsel and Secretary of the Board of Directors at NeXT from February 1994 until the acquisition of NeXT by the Company in February 1997.

        Ronald B. Johnson, Senior Vice President, Retail (age 44), joined the Company in January 2000. Prior to joining the Company, Mr. Johnson spent 10 years with Target Stores, most recently as Senior Merchandising Executive.

        Peter Oppenheimer, Senior Vice President of Finance and Corporate Controller (age 40), joined the Company in July 1996. Mr. Oppenheimer also served with the Company in the position of Vice President and Corporate Controller and as Senior Director of Finance for the Americas. Prior to joining the Company, Mr. Oppenheimer was CFO of one of the four business units for Automatic Data Processing ("ADP"). Prior to joining ADP, Mr. Oppenheimer spent six years in the Information Technology Consulting Practice with Coopers and Lybrand.

        Jonathan Rubinstein, Senior Vice President, Hardware Engineering (age 46), joined the Company in February 1997. Before joining the Company, Mr. Rubinstein was Executive Vice President and Chief Operating Officer of FirePower Systems Incorporated, from May 1993 to August 1996. Mr. Rubinstein also serves as a member of the Board of Directors of Immersion Corporation.

        Philip W. Schiller, Senior Vice President, Worldwide Product Marketing (age 42), rejoined the Company in 1997. Prior to rejoining the Company, Mr. Schiller was Vice President of Product Marketing at Macromedia, Inc. from December 1995 to March 1997 and was Director of Product Marketing at FirePower Systems, Inc. from 1993 to December 1995. Prior to that, Mr.Schiller spent six years at the Company in various marketing positions.

        Sina Tamaddon, Senior Vice President, Applications (age 45), joined the Company in September 1997. Mr. Tamaddon has also served with the Company in the position of Senior Vice President Worldwide Service and Support, and Vice President and General Manager, Newton Group. Before joining the Company, Mr. Tamaddon held the position of Vice President, Europe with NeXT from September 1996 through March 1997. From August 1994 to August 1996, Mr. Tamaddon held the position of Vice President, Professional Services with NeXT.

        Avadis Tevanian, Jr., Ph.D., Senior Vice President, Software Engineering (age 41), joined the Company in February 1997 upon the Company's acquisition of NeXT. With NeXT, Dr. Tevanian held several positions, including Vice President, Engineering, from April 1995 to February 1997. Prior to April 1995, Dr. Tevanian worked as an engineer with NeXT and held several management positions.

Security Ownership of Certain Beneficial Owners and Management

        The following table sets forth certain information as of January 31, 2003 (the "Table Date") with respect to the beneficial ownership of the Company's Common Stock by (i) each person the Company believes beneficially holds more than 5% of the outstanding shares of Common Stock; (ii) each director; (iii) each Named Executive Officer listed in the Summary Compensation Table under the heading "Executive Compensation;" and (iv) all directors and executive officers as a group. On the Table Date, 360,478,633 shares of Common Stock were issued and outstanding. Unless otherwise indicated, all persons named as beneficial owners of Common Stock have sole voting power and sole investment power with respect to the shares indicated as beneficially owned.

Security Ownership of Directors, Nominees and Executive Officers

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned(1)		Percent of Common Stock Outstanding
Lord, Abbett & Co.	30,877,909	(2)	8.57%
Janus Capital Management LLC	23,305,624	(3)	6.47%
Steven P. Jobs	23,810,002	(4)	6.20%
Fred D. Anderson	1,152,672	(5)	*
William V. Campbell	80,502	(6)	*
Timothy D. Cook	803,091	(7)	*
Millard S. Drexler	80,000	(8)	*
Arthur D. Levinson	221,600	(9)	*
Jonathan Rubinstein	1,608,275	(10)	*
Avadis Tevanian, Jr.	1,601,252	(11)	*
Jerome B. York	100,000	(6)	*
All executive officers and directors as a group (14 persons)	32,445,817		8.19%

(1)
Represents shares of Common Stock held and/or options held by such individuals that were exercisable at the Table Date or within 60 days thereafter.

(2)
Based on a Schedule 13G/A filed January 30, 2003 by Lord, Abbett & Co., 767 Fifth Avenue, New York, NY 10153.

(3)
Based on a Schedule 13G filed February 14, 2003 by Janus Capital Management LLC, 100 Fillmore St., Denver, Colorado 80206.

(4)
Includes 23,810,000 shares of Common Stock which Mr. Jobs has the right to acquire by exercise of stock options. In March 2003, Mr. Jobs voluntarily cancelled all of his outstanding options, excluding those granted to him in his capacity as a director. In addition, in March 2003, the Board awarded Mr. Jobs five million restricted shares of the Company's Common Stock which generally vest in full on the third anniversary of the grant date.

(5)
Includes 1,150,000 shares of Common Stock which Mr. Anderson has the right to acquire by exercise of stock options.

(6)
Includes 80,000 shares of Common Stock which Messrs. Campbell and York each have the right to acquire by exercise of stock options.

(7)
Includes 800,000 shares of Common Stock which Mr. Cook has the right to acquire by exercise of stock options.

(8)
Includes 60,000 shares of Common Stock which Mr. Drexler has the right to acquire by exercise of stock options.

(9)
Includes 1,400 shares of Common Stock which Mr. Levinson holds indirectly and 20,000 shares of Common Stock which Mr. Levinson has the right to acquire by exercise of stock options.

(10)
Includes 1,600,000 shares of Common Stock which Mr. Rubinstein has the right to acquire by exercise of stock options.

(11)
Includes 1,600,000 shares of Common Stock which Dr. Tevanian has the right to acquire by exercise of stock options.

*
Represents less than 1% of the issued and outstanding shares of Common Stock on the Table Date.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of securities ownership and changes in such ownership with the Securities and Exchange Commission (the "SEC"). Officers, directors and greater than ten percent shareholders also are required by rules promulgated by the SEC to furnish the Company with copies of all Section 16(a) forms they file.

        Based solely upon a review of the copies of such forms furnished to the Company or written representations that no Forms 5 were required, the Company believes that, during fiscal year 2002, its officers, directors and greater than ten percent beneficial owners complied with all applicable Section 16(a) filing requirements.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF
DIRECTORS ON EXECUTIVE COMPENSATION

        The following report of the Compensation Committee of the Board of Directors shall not be deemed "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933 or Securities Exchange Act of 1934, each as amended, except to the extent that the Company specifically incorporates it by reference into such filing.

        The Company's compensation programs are administered by the Compensation Committee (the "Committee"). The Committee provides oversight and guidance in the development of compensation programs for all employees of the Company, including executive officers, and administers the Company's stock option plans. The goal of the Committee is to align compensation with Company performance, and to attract, retain and reward executive officers and employees whose contributions are critical to the long-term success of the Company.

        The Committee uses market compensation information obtained through surveys of technology companies and customized surveys through the help of an independent consulting firm. This information is used to evaluate relative market position and to assist in designing programs. The three major components of the Company's compensation program are: base salary, cash bonus and long-term compensation in the form of stock options.

Base Salary

        The base salary for employees, including executive officers, is determined on the basis of experience, personal performance, the average salary levels considered appropriate for comparable positions within the technology industry and the anticipated value of the employee's future impact on the Company's success. The Committee targets the base salary levels of non-executive employees at the median level of the compensation practices of peer groups, with the opportunity for total compensation to rise above this level based on personal and Company performance.

        The Committee believes that a substantial portion of an executive officer's compensation should be closely aligned with Company performance. Accordingly, executive officers receive a base salary and stock options but typically do not receive cash bonuses. The total cash component (salary and bonus) of an executive officer's total compensation is generally designed to be set at levels that are below that paid by comparable companies. This lower total cash compensation is combined with large stock option grants so that a substantial portion of his or her pay is tied to Company performance. As an executive officer's level of responsibility increases, it is the intent of the Committee to have a greater portion of his or her total compensation be dependent upon the Company's stock performance rather than cash compensation. The compensation of executive officers is reviewed annually.

        For fiscal 2002, due to the economic downturn and the challenges facing technology companies, the Company was forced to make some difficult decisions and the base salaries for all employees, including executive officers, were frozen at their 2001 levels. As a result, for the second consecutive year, other than salary increases due to an increase in job responsibility or promotion, the Committee did not provide for an increase in the base salary levels of its employees and executive officers.

Bonuses

        During fiscal 2002, the Company maintained two incentive bonus programs: the FY02 Vice Presidents and Directors Incentive Bonus Plan (the "Incentive Bonus Plan"); and the FY02 Discretionary Bonus Plan (the "Discretionary Bonus Plan"). The plans are mutually exclusive such that no employee is eligible to participate in both plans. Under the Incentive Bonus Plan, employees at the level of director and above, but excluding executive officers, were eligible for cash bonuses if the Company achieved certain specified performance metrics. The Company did not meet the metrics specified in the Incentive Bonus Plan. However, the Committee believed that the employees participating in the plan had significantly contributed to the Company's overall performance and that external economic and business conditions may have produced results that were unrelated to employee performance. As a result, the Committee approved a special recognition bonus for all plan participants (approximately 230 employees). The amount of the special recognition bonus averaged between 3% and 5% of his or her base salary.

        Under the Discretionary Bonus Plan, employees below the level of director were eligible to receive cash bonuses based on individual performance and his or her contribution to the success of the Company. The total dollar amount available under this plan was subject to Company performance. Because the metrics specified in the Incentive Bonus Plan were not achieved, the aggregate amount available under this plan was adjusted downward.

        Executive officers and members of the Board were not eligible to participate in either the Incentive Bonus Plan or the Discretionary Bonus Plan. None of the executive officers received a bonus during fiscal year 2002.

Long-term Compensation

        The Committee provides long-term compensation through the award of stock options to most employees, including executive officers. The Committee believes that the granting of stock options is an important method of rewarding and motivating employees by aligning the interests of the employee with those of the shareholders. Stock options have value for an employee only if the Company's stock price increases above the exercise price of the option and the employee remains employed by the Company for the duration of the vesting period. The Committee also recognizes that stock options provide an opportunity to attract, motivate and retain high quality employees and executive officers while promoting the success of the Company's business.

        The Committee is responsible for determining who should receive an option grant, when the grant is made, the exercise price per share, the vesting of the grant and the number of options to be granted. In determining the size of the stock option award, the Committee considers industry practices, market conditions, the employee's individual performance and achievements, future responsibility and promotion, and the number of unvested options held by the individual at the time of grant. Executive officers and most employees receive an initial option grant when they join the Company. The Committee may grant additional options to reflect an employee's contributions to the Company's success and to provide a long-term incentive to remain with the Company. However, in recognition of shareholder concerns about the potentially dilutive effect of stock options, the Committee recently revised its stock option program to focus on employees with critical job responsibilities and to adjust the size of potential stock option awards downward.

        In fiscal year 2002, executive officers were eligible to receive grants of stock options under the 1998 Executive Officer Stock Plan ("1998 Plan"). The Committee made stock option grants to Mr. Oppenheimer and Mr. Schiller in connection with their promotions and to Mr. Jobs (see "Compensation of the Chief Executive Officer") and Mr. Johnson in connection with performance evaluations. No other executive officer received option grants during the fiscal year.

        The options granted under the 1998 Plan were at an exercise price equal to the fair market value of the Common Stock on the date of grant and generally vest in annual increments over a four-year period after grant, subject to the participant's continued employment with the Company. However, the options granted to Mr. Johnson vest over four years in sixteen equal quarterly increments. Of the options granted to Mr. Jobs, 25% were vested as of the date of grant and the remainder vest in three equal annual installments commencing on the first anniversary of the date of grant. All options granted under the 1998 Plan expire ten years from the date of grant unless a shorter term is provided in the option agreement or the participant's employment with the Company terminates before the end of such ten-year period.

        The Company also encourages employees to own company stock through its Employee Stock Purchase Plan, which is generally available to all employees including executive officers. This plan allows participants to purchase shares of the Company's Common Stock at a discounted price through payroll deductions.

Stock Option Exchange Program

        Due to the downturn in the economy, particularly in the technology industry, the share price of the Company's Common Stock declined significantly over the last couple of years leaving many employees with stock options that were "underwater," that is, options with exercise prices that are significantly higher than the current market price of the Company's stock. The Committee believed that many of those options had little value, were unlikely to be exercised in the foreseeable future and no longer provided an effective incentive to motivate and retain employees. In addition, because of the drop in the stock price over the past couple of years, the number of unexercised options had grown to an undesirable level. Sensitive to shareholder concerns regarding the dilutive effect of stock options, rather than granting additional options to compensate for the underwater options, the Committee determined that a reduction in such potential dilution was more in line with building shareholder value. Accordingly, in March 2003, the Board authorized a stock option exchange program whereby eligible employees, other than executive officers and members of the Board of Directors, have an opportunity to exchange outstanding options with exercise prices at or above $25.00 per share for a predetermined smaller number of new stock options that will be granted at the fair market value on the day of the new grant, which will be at least 6-months-plus-1-day after the exchanged options are cancelled.

        In March 2003, Mr. Jobs voluntarily cancelled all of his outstanding options, excluding those granted to him in his capacity as a director. Mr. Jobs felt strongly that this would more effectively build shareholder value by reducing the Company's overhang and by providing additional shares that could later be granted to employees whose contributions are critical to the long-term success of the Company. In keeping with its philosophy to relate compensation to corporate performance, in exchange for his cancelled options, the Board approved a new retention and incentive program in the form of long-term equity compensation consisting of five million restricted shares of the Company's Common Stock which generally vest in full on the third anniversary of the grant date.

Compensation of the Chief Executive Officer

        In December 1999, in recognition of Mr. Jobs' outstanding performance over the previous two and a half years, the Board awarded Mr. Jobs a special executive bonus in the form of a Gulfstream V airplane. The Board delivered the plane to Mr. Jobs during fiscal 2001. Accordingly, the amounts paid during fiscal years 2001 and 2002 towards the purchase of the plane and the tax assistance associated with the transfer of the plane were reported as income to Mr. Jobs in fiscal 2001 and 2002, respectively. Mr. Jobs receives a salary of $1 per year for the services he performs as the Company's Chief Executive Officer.

        Since substantially all of Mr. Jobs' existing options were significantly underwater, in October 2001, the Compensation Committee recommended and the Board approved, granting Mr. Jobs options to purchase 7,500,000 shares under the 1998 Plan in order to provide him with an incentive to continue to serve as the Company's CEO and maximize shareholder value. The options were granted at an exercise price per share of $18.30, which was equal to the fair market value of the Common Stock on the date of grant. 25% of the options were vested as of the date of grant and the remainder vest in three equal annual installments commencing on the first anniversary of the date of grant. As discussed above, Mr. Jobs has voluntarily cancelled this option grant.

Section 162(m)

        The Company intends that options granted under the Company's stock option plans be deductible by the Company under Section 162(m) of the Internal Revenue Code of 1986, as amended.

Members of the Compensation Committee

William V. Campbell	Millard S. Drexler	Arthur D. Levinson (Chairman)

Information Regarding Executive Compensation

        The following table summarizes compensation information for the last three fiscal years for (i) Mr. Jobs, Chief Executive Officer and (ii) the four most highly compensated executive officers other than the Chief Executive Officer who were serving as executive officers of the Company at the end of the fiscal year (collectively, the "Named Executive Officers").

SUMMARY COMPENSATION TABLE

		Annual Compensation			Long-Term Compensation
Name and Principal Position	Fiscal Year	Salary	Bonus		Securities Underlying Options*		All Other Compensation
		($)	($)		(#)		($)
Steven P. Jobs Chief Executive Officer	2002 2001 2000	1 1 1	2,268,698 43,511,534	(1) (1)	7,500,000 — 20,000,000	(2)	1,302,795(1 40,484,594(1 —	) )
Fred D. Anderson Executive Vice President and Chief Financial Officer	2002 2001 2000	656,631 657,039 660,414	— — —		— 1,000,000 —		11,000(3 7,312(3 6,750(3	) ) )
Timothy D. Cook Executive Vice President, Worldwide Sales and Operations	2002 2001 2000	563,829 452,219 451,673	— 500,000 —	(4)	— 1,000,000 —		8,025(3 7,875(3 6,352(3	) ) )
Jonathan Rubinstein Senior Vice President, Hardware Engineering	2002 2001 2000	452,588 469,737 451,949	— — —		— 1,000,000 —		9,996(3 7,875(3 6,577(3	) ) )
Avadis Tevanian, Jr. Ph.D Senior Vice President, Software Engineering	2002 2001 2000	492,212 460,873 451,673	— 500 —	(5)	— 1,000,000 —		10,700(3 10,200(3 10,200(3	) ) )

(1)
In December 1999, Mr. Jobs was given a special executive bonus for serving as the Company's interim Chief Executive Officer for past services, in the form of an aircraft with a total cost to the Company of approximately $90,000,000. This amount was previously reported as a bonus for fiscal year 2000 in the Company's 2000 Form 10-K and 2000 Proxy Statement. Because the aircraft was transferred to Mr. Jobs in 2001, the amount of approximately $43.5 million paid by the Company during fiscal year 2001 towards the purchase of the plane and the related tax assistance of approximately $40.5 million was reported as income to Mr. Jobs. In fiscal 2002, approximately $2.27 million paid by the Company towards the purchase of the plane and approximately $1.3 million in related tax assistance was reported as income to Mr. Jobs. Accordingly, the $90 million previously reported as a bonus in 2000 has been removed from the table above, and the amounts reported as taxable income by Mr. Jobs related to the aircraft during each of fiscal 2001 and 2002 is reported as compensation.

(2)
In March 2003, Mr. Jobs voluntarily cancelled all of his outstanding options, excluding those granted to him in his capacity as a director. In addition, in March 2003, the Board awarded Mr. Jobs five million restricted shares of the Company's Common Stock which generally vest in full on the third anniversary of the grant date.

(3)
Consists of matching contributions made by the Company in accordance with the terms of the 401(k) plan.

(4)
A special executive bonus was given to Mr. Cook for accepting the position of Senior Vice President, Worldwide Sales Service & Support in addition to holding the position of Senior Vice President Operations. In January 2002, Mr. Cook was named Executive Vice President, Worldwide Sales and Operations.

(5)
Patent award.

Option Grants in Last Fiscal Year

        The following table provides information about option grants to the Named Executive Officers during fiscal year 2002.

OPTION GRANTS IN LAST FISCAL YEAR

Individual Grants
	Number of Securities Underlying Options Granted (#)				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(3)
Percent of Total Options Granted to Employees in Fiscal Year (1)
Name			Exercise or Base Price ($/Sh)(2)	Expiration Date
					5% ($)	10% ($)
Steven P. Jobs	7,500,000	32.27%	$18.30	10/19/11	$86,315,788	$218,741,153
Fred D. Anderson	—	—	—	—	—	—
Timothy D. Cook	—	—	—	—	—	—
Jonathan Rubinstein	—	—	—	—	—	—
Avadis Tevanian, Jr.	—	—	—	—	—	—

(1)
Based on an aggregate of 23,239,444 options granted to all employees during fiscal year 2002. Options granted in fiscal year 2002 typically vest over four years in sixteen equal quarterly increments. Options granted to executive officers including those granted to the Named Executive Officers typically vest in four equal annual installments commencing on the first anniversary of the date of grant. Of the options granted to Mr. Jobs, 25% were vested as of the date of grant and the remainder vest in three equal annual installments commencing on the first anniversary of the date of grant. Mr. Jobs voluntarily cancelled this option grant in March 2003.

(2)
All options were granted at an exercise price equal to the fair market value based on the closing market value of Common Stock on the Nasdaq National Market on the date of grant.

(3)
Potential gains are net of exercise price, but before taxes associated with exercise. These amounts represent certain assumed rates of appreciation only, based on SEC rules, and do not represent the Company's estimate or projection of the price of the Company's stock in the future. Actual gains, if any, on stock option exercises depend upon the actual future price of Common Stock and the continued employment of the option holders throughout the vesting period. Accordingly, the potential realizable values set forth in this table may not be achieved.

Options Exercised and Year-End Option Holdings

        The following table provides information about stock option exercises by the Named Executive Officers during fiscal year 2002 and stock options held by each of them at fiscal year-end.

AGGREGATED OPTION EXERCISES IN THE LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES

						Value of Unexercised In-the-Money Options at Fiscal Year-End ($)(2)
			Number of Securities Underlying Unexercised Options at Fiscal Year-End (#)
Name	Shares Acquired on Exercise (#)	Value Realized ($)(1)
			Exercisable		Unexercisable	Exercisable	Unexercisable
Steven P. Jobs	—	—	21,935,000	(3)	5,625,000	$193,200	$0
Fred D. Anderson	583,332	$10,122,169	600,000		1,350,000	$0	$0
Timothy D. Cook	700,000	$10,710,393	250,000		1,350,000	$0	$0
Jonathan Rubinstein	—	—	1,050,000		1,350,000	$3,960,000	$0
Avadis Tevanian, Jr.	87,920	$1,514,782	1,050,000		1,350,000	$2,996,283	$0

(1)
Market value of underlying securities (based on the fair market value of Common Stock on the Nasdaq National Market) at the time of exercise, minus the exercise price.

(2)
Market value of securities underlying in-the-money options at the end of fiscal year 2002 (based on $14.72 per share, the closing price of Common Stock on the Nasdaq National Market on September 28, 2002), minus the exercise price.

(3)
Includes 60,000 options granted to Mr. Jobs in his capacity as a director pursuant to the 1997 Director Stock Option Plan. In March 2003, Mr. Jobs voluntarily cancelled all of his outstanding options, excluding those granted to him in his capacity as a director.

Equity Compensation Plan Information

        The following table sets forth certain information, as of September 28, 2002, concerning shares of common stock authorized for issuance under all of the Company's equity compensation plans (shares in thousands).

	Number of Securities to be Issued Upon Exercise of Options (a)	Weighted Average Exercise Price of Outstanding Options (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by shareholders	44,867	$29.75	7,497	(1)
Equity compensation plans not approved by shareholders	64,358	$27.14	1,221	(2)
Total equity compensation plans (3)	109,225	$28.16	8,718

(1)
This number includes 2,146,906 shares of common stock reserved for issuance under the Employee Stock Purchase Plan, 360,000 shares available for issuance under the 1997 Director Stock Option Plan and 4,989,890 shares available for issuance under the 1998 Executive Officer Stock Plan. It does not include shares under the 1990 Stock Option Plan which was terminated in 1997. No new options can be granted under the 1990 Stock Option Plan.

(2)
Reflects shares authorized for future issuance under the 1997 Employee Stock Option Plan.

(3)
This table does not include 205,575 outstanding options assumed in connection with mergers with and acquisitions of the companies which originally established those plans. These assumed options have a weighted average exercise price of $3.59 per share. No additional options may be granted under those assumed plans.

*
This table does not reflect the voluntary cancellation by Mr. Jobs of all of his outstanding options, excluding those granted to him in his capacity as a director.

1997 Employee Stock Option Plan

        In August 1997, the Company's Board of Directors approved the 1997 Employee Stock Option Plan (the "1997 Plan"), a non-shareholder approved plan for grants of stock options to employees who are not officers of the Company. Options may be granted under the 1997 Plan to employees at not less than the fair market value on the date of grant. These options generally become exercisable over a period of 4 years, based on continued employment, and generally expire 10 years after the grant date. In January 2003, the Compensation Committee reduced the term of future stock option grants from 10 years to 7 years.

Arrangements with Named Executive Officers

Change In Control Arrangements—Stock Options

        In the event of a "change in control" of the Company, all outstanding options under the Company's stock option plans, except the Director Plan, will, unless otherwise determined by the plan administrator, become exercisable in full, and will be cashed out at an amount equal to the difference between the applicable "change in control price" and the exercise price. The Director Plan provides that upon a "change in control" of the Company, all unvested options held by non-employee directors will automatically become fully vested and exercisable and will be cashed out at an amount equal to the difference between the applicable "change in control price" and the exercise price of the options. A "change in control" under these plans is generally defined as (i) the acquisition by any person of 50% or more of the combined voting power of the Company's outstanding securities or (ii) the occurrence of a transaction requiring shareholder approval and involving the sale of all or substantially all of the assets of the Company or the merger of the Company with or into another corporation.

        In addition, options granted to the Named Executive Officers generally provide that in the event there is a "change in control," as defined in the Company's stock option plans, and if in connection with or following such "change in control," their employment is terminated without "Cause" or if they should resign for "Good Reason," those options outstanding that are not yet vested and exercisable as of the date of such "change in control" shall become fully vested and exercisable. Generally, "Cause" is defined to include a felony conviction, willful disclosure of confidential information or willful and continued failure to perform his or her employment duties. "Good Reason" includes resignation of employment as a result of a substantial diminution in position or duties, or an adverse change in title or reduction in annual base salary.

Certain Relationships and Related Transactions

        In connection with a relocation assistance package, the Company loaned Mr. Johnson (Senior Vice President, Retail) $1,500,000 for the purchase of his principal residence. The loan is secured by a deed of trust and is due and payable in May 2004. Under the terms of the loan, Mr. Johnson agreed that should he exercise any of his stock options prior to the due date of the loan, that he would pay the Company an amount equal to the lesser of (1) an amount equal to 50% of the total net gain realized from the exercise of the options; or (2) $375,000 multiplied by the number of years between the exercise date and the date of the loan. The largest amount of the indebtedness outstanding on this loan during fiscal year 2002 was $1,500,000.

        Mr. Jerome York, a member of the Board of Directors of the Company, is a member of an investment group that purchased MicroWarehouse, Inc. ("MicroWarehouse") in January 2000. He also serves as its Chairman, President and Chief Executive Officer. MicroWarehouse is a multi-billion dollar specialty catalog and online retailer and direct marketer of computer products, including products made by the Company, through its MacWarehouse catalogue. During fiscal year 2002, MicroWarehouse accounted for 3.3% of the Company's net sales. The Company also purchases products from MicroWarehouse for its own internal use.

        In March 2002, the Company entered into a Reimbursement Agreement with its Chief Executive Officer, Mr. Steven P. Jobs, for the reimbursement of expenses incurred by Mr. Jobs in the operation of his private plane when used for Apple business. The Reimbursement Agreement is effective for expenses incurred by Mr. Jobs for Apple business purposes since he took delivery of the plane in May 2001. During 2002, the Company recognized a total of $1,168,000 in expenses pursuant to this reimbursement agreement related to expenses incurred by Mr. Jobs during 2001 and 2002.

Report of the Audit & Finance Committee

        The following is the report of the Audit & Finance Committee (the "Audit Committee") with respect to the Company's audited financial statements for the fiscal year ended September 28, 2002. The information contained in this report shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the 1934 Securities Exchange Act, as amended, except to the extent that the Company specifically incorporates by reference in such filing.

        The Audit Committee is comprised of three members: Messrs. Campbell, Levinson and York. Both Mr. Campbell and Dr. Levinson are independent directors under the Nasdaq audit committee structure and membership requirements. Because of Mr. York's affiliation with MicroWarehouse (see "Certain Relationships and Related Transactions"), he is deemed to be a "non-independent" director. As permitted under the Nasdaq audit committee structure and membership requirements, the Board carefully considered Mr. York's affiliation with MicroWarehouse as well as his accounting and financial expertise and determined that it is in the best interest of the Company and its shareholders that he continue to serve as a member of the Audit Committee. The Audit Committee operates under a written charter adopted and recently amended by the Board which is included in this proxy statement as Appendix A.

        The Audit Committee is primarily responsible for assisting the Board in fulfilling its oversight responsibility by reviewing the financial information that will be provided to shareholders and others, reviewing the services performed by the Company's independent auditors and internal audit department, evaluating the Company's accounting policies and its system of internal controls that management and the Board have established and reviewing significant financial transactions. The Audit Committee does not itself prepare financial statements or perform audits, and its members are not auditors or certifiers of the Company's financial statements.

        In fulfilling its oversight responsibility of reviewing the services performed by the Company's independent auditors, the Audit Committee carefully reviews the policies and procedures for the engagement of the independent auditor, including the scope of the audit, audit fees, auditor independence matters and the extent to which the independent auditor may be retained to perform non-audit related services. The Audit Committee considered the independent auditors' provision of non-audit services in 2002 and determined that the provision of those services is compatible with and does not impair the auditors' independence.

        The Company maintains a policy which bans its auditors from performing non-financial consulting services, such as information technology consulting and internal audit services. Under this policy, the Company is permitted to use its auditors to perform certain audit related and other unrestricted services in such areas as audits of statutory filings of foreign subsidiaries, employee benefit plan audits, SEC registrations, and tax compliance and planning. This policy mandates that an annual budget for both audit and non-audit services be approved by the Audit Committee in advance, and that the Audit Committee be provided with quarterly reporting on actual spending. This policy also mandates that no auditor engagements for non-audit services may be entered into without the express approval of the Audit Committee.

        Subsequent to the enactment of the Sarbanes-Oxley Act of 2002 (the "Act"), the Audit Committee met with management, internal legal counsel, internal audit and KPMG LLP, the Company's independent auditors, to further understand the provisions of that Act. The Audit Committee reviewed the processes in place and the processes to be implemented as the provisions of the Act become effective. The Audit Committee will continue to monitor the activities undertaken to comply with the Act.

        The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended September 28, 2002 with the Company's management and KPMG LLP. The Audit Committee has also discussed with KPMG LLP the matters required to be discussed by Statement on Auditing Standards No. 61, "Communication with Audit Committees."

        The Audit Committee has also received and reviewed the written disclosures and the letter from KPMG LLP required by Independence Standard No. 1, "Independence Discussion with Audit Committees," and has discussed with the auditors the auditors' independence.

        Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the financial statements referred to above be included in the Company's Annual Report on Form 10-K for the fiscal year ended September 28, 2002.

Members of the Audit & Finance Committee

William V. Campbell (Chairman)	Arthur D. Levinson	Jerome B. York

Company Stock Performance

        The following graph shows a five-year comparison of cumulative total shareholder return, calculated on a dividend reinvested basis, for the Company, the S&P 500 Composite Index (the "S&P 500") and the S&P Computers (Hardware) Index (the "Industry Index"). The graph assumes $100 was invested in each of the Company's Common Stock, the S&P 500 and the Industry Index on September 30, 1997. Data points on the graph are annual. Note that historic stock price performance is not necessarily indicative of future stock price performance.

OVERVIEW OF PROPOSALS

        This Proxy Statement contains five proposals requiring shareholder action. Proposal No. 1 requests the election of six directors to the Company's Board. Proposal No. 2 requests that the shareholders approve an amendment to the Company's Employee Stock Purchase Plan to increase the number of shares reserved for issuance thereunder by 4,000,000 shares. Proposal No. 3 requests that the shareholders approve an amendment to the 1998 Executive Officer Stock Plan to allow for broad-based grants to all employees. Proposal No. 4 requests the ratification of the Company's independent auditors. Proposal No. 5 is a shareholder proposal. Each of the proposals is discussed in more detail in the pages that follow.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

        The Board has nominated the current directors to be re-elected to serve for a one-year term and until their successors are duly elected and qualified. Holders of proxies solicited by this Proxy Statement will vote the proxies received by them as directed on the proxy card or, if no direction is made, for the election of the Board's six nominees below. If any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxy holders will vote for a nominee designated by the present Board to fill the vacancy. It is not presently expected that any nominee will be unable or will decline to serve as a director.

        The Board's nominees for re-election at this Annual Meeting are Messrs. Campbell, Drexler, Gore, Jobs, Levinson and York.

Vote Required

        The six nominees for director receiving the highest number of affirmative votes of the shares entitled to be voted for them shall be elected as directors. Votes withheld from any director are counted for purposes of determining the presence or absence of the quorum, but have no other legal effect under California law.

Recommendation

        The Board recommends that shareholders vote FOR re-election of Messrs. Campbell, Drexler, Gore, Jobs, Levinson and York.

PROPOSAL NO. 2

APPROVAL OF AN AMENDMENT TO THE EMPLOYEE STOCK PURCHASE PLAN

        The shareholders are being asked to approve an amendment to the Company's Employee Stock Purchase Plan (the "Purchase Plan") to increase the number of shares reserved for issuance thereunder by 4,000,000, bringing the total number of shares of Common Stock reserved for issuance under the Purchase Plan to 34,000,000. The Purchase Plan, and all previous amendments have been approved by shareholders.

        The supply of unissued shares reserved under the Purchase Plan will soon be exhausted and the next scheduled purchase of shares by employees will be reduced accordingly. Following this current plan period, no new purchases can be made without the approval of additional shares.

        In November, 2002, the Board of Directors approved the amendment to increase the number of shares authorized under the Purchase Plan by 4,000,000 shares, subject to shareholder approval. The proposed share increase is expected to fund the Purchase Plan until the 2005 annual meeting of shareholders.

        The Company adopted the Purchase Plan so that it could offer employees an opportunity to participate in the ownership of the Company by purchasing shares of Common Stock at a discounted price through payroll deductions, and to provide an incentive for continued employment. We are asking the shareholders to approve the increase in the number of shares available under the Purchase Plan so that we can continue to provide this benefit to new and current employees.

Vote Required

        The affirmative vote of (i) a majority of the shares "represented and voting" and (ii) a majority of the Quorum will be required to approve this Proposal.

Recommendation

        The Board has unanimously approved the amendment to the Purchase Plan and recommends that the shareholders vote for the amendment.

Description of the Purchase Plan

        Purpose.    The purpose of the Purchase Plan is to provide employees (including officers) of the Company and its subsidiaries with an opportunity to purchase Common Stock through payroll deductions.

        Administration.    The Purchase Plan provides that it will be administered by a committee appointed by the Board of Directors. It is currently being administered by the Compensation Committee.

        Eligibility and Participation.    Any employee (including an officer) who is employed for at least 20 hours per week and more than five months per calendar year by the Company or any of its subsidiaries is eligible to participate in the Purchase Plan, provided that such employee is so employed on the date his or her participation in the plan is effective and subject to limitations imposed by Section 423(b) of the Internal Revenue Code and limitations on stock ownership described in the Purchase Plan. Eligible employees become participants in the Purchase Plan by delivering to the Company's payroll department, prior to the commencement of the applicable offering period, an enrollment agreement authorizing payroll deductions.

        Offering Dates.    The Purchase Plan is generally implemented by one offering during each six-month period of the plan. Offering periods normally commence in January and July of each year. The Board has the power to alter the duration of the offering periods without shareholder approval.

        Purchase Price.    The purchase price at which shares will be sold in an offering under the Purchase Plan is 85% of the lower of the fair market value of Common Stock (i) on the date of commencement of the six-month offering period or (ii) on the last day of the offering period. The fair market value of Common Stock is the closing price as reported on the Nasdaq National Market for that date.

        Payroll Deductions.    The purchase price of the shares to be acquired under the Purchase Plan is accumulated by payroll deductions over the offering period. The rate of deductions may not exceed 10% of an individual participant's compensation, and the aggregate of all payroll deductions during the offering period may not exceed 10% of the participant's aggregate compensation for the offering period. A participant may discontinue his or her participation in the Purchase Plan or may decrease, but not increase, the rate of payroll deductions at any time during the offering period by filing with the Company a new authorization for payroll deductions.

        All payroll deductions made for a participant are credited to his or her account under the Purchase Plan and are deposited with the general funds of the Company to be used for any corporate purpose. The amount by which an employee's payroll deductions exceed the amount required to purchase the shares subject to option will be refunded to the employee with no interest thereon. Amounts attributable to fractional share interests are rolled over into the next offering period.

        Grant and Exercise of Option.    At the beginning of an offering period, each participant is granted an option to purchase up to that number of shares equal to the participant's accumulated payroll deductions for the offering period divided by 85% of the lower of the fair market value of a share of the Company's Common Stock at the beginning of the offering period or at the end of the offering period. The number of shares subject to the option may not exceed 200% of the number of shares determined by dividing 10% of the participant's semi-annual compensation as of the beginning of the offering period by 85% of the fair market value of the Common Stock as of the beginning of such period.

        The Compensation Committee has the right to impose an overall limit on the number of shares issued in any offering period. The current intent of the Compensation Committee is to set that limit at 1,000,000 shares per offering period; however, the Compensation Committee may increase or decrease that limit in the future.

        Unless an employee withdraws his or her participation in the Purchase Plan, the maximum number of full shares which are purchasable with the accumulated payroll deductions in the employee's account will be purchased for such employee at the applicable purchase price. The shares purchased for the employee will be delivered to him or her as promptly as practicable after the end of the applicable offering period.

        If at the termination of any offering period the total number of shares then available under the Purchase Plan is not sufficient to enable purchase of the full amount of shares represented by the accumulated payroll deductions of subscribers to that offering period, the Company may select among the following options: (i) make a pro rata allocation of the shares remaining available; (ii) terminate the offering period without issuance of any shares; or (iii) obtain shareholder approval of an increase in the number of shares authorized under the Purchase Plan such that the full amount of shares subscribed for could be issued. The Company may delay deciding which of the three choices listed above to effect, and may accordingly delay issuances of any shares under the Purchase Plan, for such time as is necessary to attempt to obtain shareholder approval of any increase in shares authorized under the Plan. In the event of an insufficiency of shares at the end of any offering period, the Company shall notify participants of the insufficiency and allow participants an opportunity to withdraw from the Purchase Plan between the end of the offering period and the time the Company notifies participants of its decision to effect the actions described in items (i), (ii) or (iii) above. In the event the Company determines to effect the actions described in items (i) or (ii) above, it shall promptly upon such determination return to each participant, without interest, all payroll deductions not applied towards the purchase of shares.

        Notwithstanding the foregoing, no employee is permitted to subscribe for shares under the Purchase Plan if immediately after the grant of the option the, employee would own 5% or more of the total combined voting power or value of all classes of stock of the Company or of its majority-owned subsidiaries

(including stock which may be purchased through subscriptions under the Purchase Plan or pursuant to any outstanding options), nor is any employee entitled to buy more than $25,000 worth of stock (determined based on the fair market value of the shares at the time the option is granted) under all employee stock purchase plans of the Company in any calendar year.

        Withdrawal.    A participant in the Purchase Plan may terminate his or her interest in a given offering in whole, but not in part, by giving written notice to the Company of his or her election to withdraw at any time prior to the end of the applicable six-month offering period. Such withdrawal automatically terminates the participant's interest in that offering, but does not have any effect upon such participant's eligibility to participate in subsequent offerings under the Purchase Plan.

        Termination of Employment.    Termination of a participant's employment for any reason, including retirement or death, or the failure of a participant to remain in the continuous employ of the Company for at least 20 hours per week during the applicable offering period, cancels his or her participation in the Purchase Plan immediately.

        Capital Changes.    In the event any change is made in the Company's capitalization during an offering period, such as a stock split or stock dividend on Common Stock, which results in an increase or decrease in the number of shares of Common Stock outstanding without receipt of consideration by the Company, appropriate adjustment will be made in the purchase price and in the number of shares subject to purchase under the Purchase Plan, as well as in the number of shares reserved for issuance under the Purchase Plan. The Board may also make provision for adjusting the number of shares subject to purchase under the Purchase Plan in the event of a merger, reorganization, rights offering or other similar increase or decrease in the number of shares of Common Stock outstanding.

        Non-assignability.    No rights or accumulated payroll deductions of an employee under the Purchase Plan may be pledged, assigned, transferred or otherwise disposed of in any way for any reason other than death. Any attempt to do so may be treated by the Company as an election to withdraw from the Purchase Plan.

        Amendment and Termination of the Plan.    The Board of Directors of the Company may at any time amend or terminate the Purchase Plan, except that termination of the plan shall not affect options previously granted thereunder nor may any amendment make any change in an option granted prior thereto which adversely affects the rights of any participant. Approval of the shareholders of the Company is required for amendments to the Purchase Plan only to the extent that shareholder approval is required or desirable to comply with either (A) Rule 16b-3, promulgated under the 1934 Act ("Rule 16b-3"), as in effect at the time of the proposed amendment to the Purchase Plan, (B) the applicable Code sections and rules and regulations thereunder governing employee stock purchase plans, as in effect at the time of the proposed amendment or (C) other applicable laws, rules or regulations.

        Stock Price.    On March 17, 2003, the closing price of the Common Stock as quoted on the Nasdaq National Market was $15.01.

        Tax Information.    The Purchase Plan and the right of participants to make purchases thereunder are intended to qualify as an "employee stock purchase plan" under the provisions of Sections 421 and 423 of the Code. Under these provisions, participants will not recognize income for federal income tax purposes either upon enrollment in the Purchase Plan or upon any purchase of stock thereunder. All tax consequences are deferred until a participant sells the stock acquired under the Purchase Plan, disposes of such stock by gift or dies.

        Upon disposition of the shares, the participant will be subject to tax and the amount of the tax will depend upon the holding period. If the shares are sold or disposed of (including by way of gift) more than two years after the first day of the offering period and more than one year after the last day of the offering period, the participant will recognize ordinary income at that time in an amount equal to the lesser of

(l) the excess of the fair market value of the shares on the date of sale or disposition over their purchase price, or (2) 15% of the fair market value of the shares on the first day of the offering period; any further profit is taxable as capital gain. If the shares are sold and the sale price is less than the purchase price, the difference is treated as capital loss.

        If the shares are sold or disposed of (including by way of gift) before the expiration of the holding periods described above, the excess of the fair market value of the shares on the last day of the offering period over the purchase price will be treated as ordinary income to the participant. This excess will constitute ordinary income in the year of sale or other disposition even if there is no gain realized on the sale or gift. The balance of any gain or loss will be treated as long-term or short-term capital gain or loss depending on the holding period.

        The Company is entitled to deduct for federal income tax purposes the amount taxed as ordinary income to a participant to the extent that ordinary income must be reported when the participant disposes of shares before the expiration of the holding periods described above.

        THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION TO THE PARTICIPANT AND THE COMPANY WITH RESPECT TO SHARES PURCHASED UNDER THE PURCHASE PLAN. IN ADDITION, THE SUMMARY DOES NOT DISCUSS THE TAX CONSEQUENCES OF A PARTICIPANT'S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH A PARTICIPANT MAY RESIDE.

New Purchase Plan Benefits

        Since purchase rights are subject to discretion, including an employee's decision not to participate in the Purchase Plan, purchases of Common Stock under the Purchase Plan for the current fiscal year are not determinable. However, during the fiscal year ended September 28, 2002, two Named Executive Officers, Messrs. Cook and Rubinstein, each purchased 1,411 shares at $15.06 per share. All executive officers as a group (10 persons) purchased 7,631 shares and all employees, excluding executive officers, as a group purchased 1,748,052 shares during the fiscal year ended September 28, 2002.

PROPOSAL NO. 3

APPROVAL OF AN AMENDMENT TO THE
1998 EXECUTIVE OFFICER STOCK PLAN TO ALLOW FOR BROAD-BASED
GRANTS TO ALL EMPLOYEES

        The shareholders are being asked to approve an amendment to the 1998 Executive Officer Stock Plan (the "1998 Plan") to extend eligibility for stock option grants and other incentive awards to all employees, not just executive officers, and to change the name of the plan to the "2003 Employee Stock Option Plan" to reflect this change to a broad-based employee plan. The Company currently has two stock option plans: the 1998 Plan is used for stock option grants to executive officers and other key employees; and the 1997 Employee Stock Option Plan (the "1997 Plan") is used for grants to all other eligible employees excluding executive officers. The 1998 Plan, as amended to date, has been approved by shareholders. The 1997 Plan is a non-shareholder approved plan. If shareholders approve the proposed amendment to the 1998 Plan so that it can be used to grant options to all employees, the Company will terminate the 1997 Plan, following completion of the stock option exchange program described below. The Company is not asking the shareholders to increase the number of shares available for issuance under the 1998 Plan. If this amendment is approved, and following completion of the option exchange program, only the 1998 Plan will be available for option grants to employees.

        To address shareholder concerns about the potentially dilutive effect of stock options, the Company recently revised its stock option program to focus on employees with critical job responsibilities and to decrease the size of potential stock option awards. In addition, the Company implemented a stock option exchange program that permits employees other than executive officers to voluntarily exchange their "underwater" options for a smaller number of new stock options. Mr. Jobs also voluntarily cancelled all of the 27.5 million options he received in connection with his service as Chief Executive Officer. Together, these actions immediately reduced the number of outstanding options, and increased the number of options that are available for future grant (for further information see "Compensation Committee Report").

        There are approximately 26.3 million shares available for grant under the 1998 Plan after giving effect to the cancellation of all of Mr. Jobs' outstanding options, excluding those granted to him in his capacity as a director, and after award to him of five million shares of restricted stock. There are approximately 2.5 million shares available for grant under the 1997 Plan. Assuming 100% participation in the stock option exchange program, the Company anticipates that there will be up to 12.9 million shares remaining in the 1997 Plan after completion of the exchange program. If the actual participation rate is lower, a smaller number of shares will remain in the 1997 Plan.

        The Company is asking shareholders to approve an amendment to the 1998 Plan to allow for broad-based grants to all employees in addition to executive officers and other key employees. If the amendment is approved, the Company will terminate the 1997 Plan and cancel all remaining unissued shares in that plan following the completion of the exchange program. Once terminated, no additional grants will be made from the 1997 Plan, which will further reduce potential shareholder dilution. In addition, if approved, the Board has authorized an amendment to the 1998 Plan to prohibit "repricings" including 6-months-plus-1-day option exchange programs without shareholder approval.

        The Board of Directors unanimously approved the amendment to the 1998 Plan, subject to shareholder approval, to change the name of the plan to the 2003 Employee Stock Option Plan, to provide for broad-based grants to all employees in addition to executive officers and other key employees and to prohibit "repricings" including 6-months-plus-1-day option exchange programs without shareholder approval.

Vote Required

        The affirmative vote of (i) a majority of the shares "represented and voting" and (ii) a majority of the quorum will be required to approve the amended and restated Stock Plan.

Recommendation

        The Board unanimously recommends that the shareholders vote FOR this Proposal.

  Description of the 1998 Plan

        ELIGIBILITY; LIMITATIONS. Options, stock appreciation rights and stock purchase rights may be granted under the 1998 Plan. Options granted under the 1998 Plan may be either "incentive stock options," as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or nonstatutory stock options. Nonstatutory stock options, stock appreciation rights and stock purchase rights may be granted under the 1998 Plan to the Chairman of the Company and to any employee of the Company or of any parent or subsidiary of the Company. Incentive stock options may be granted only to employees of the Company or of any subsidiary of the Company. The Administrator, in its discretion, selects the person(s) to whom options, stock appreciation rights and stock purchase rights may be granted, the time or times at which such options, stock appreciation rights and stock purchase rights shall be granted, and the number of shares subject to each such grant. For this reason, it is not possible to determine the benefits or amounts that will be received by any particular individual or individuals in the future. The 1998 Plan provides that no person(s) may be granted, in any fiscal year of the Company, options, stock appreciation rights or stock purchase rights to purchase more than 34,000,000 shares of Common Stock.

        SHARES AVAILABLE FOR ISSUANCE. Upon approval of the proposed amendment by shareholders, a total of 48,000,000 shares of Common Stock will be available for issuance under the 1998 Plan. If an option, stock appreciation right or stock purchase right lapses, expires or is otherwise terminated without the issuance of shares, or if shares are tendered to pay the exercise price of an option, stock appreciation right or stock purchase right, the shares underlying the lapsed, expired or terminated option, stock appreciation right or stock purchase right or the tendered shares, shall revert to the 1998 Plan. The number of shares available for issuance will be adjusted if there is a change in the Company's capitalization, a merger, or a similar transaction.

        ADMINISTRATION. The Plan may generally be administered by the Board or a Committee appointed by the Board (as applicable, the "Administrator").

        TERMS AND CONDITIONS OF OPTIONS. Each option is evidenced by a stock option agreement between the Company and the optionee, and is subject to the following additional terms and conditions:

        (a)  EXERCISE PRICE. The Administrator determines the exercise price of options at the time the options are granted. The exercise price of an incentive stock option may not be less than 100% of the fair market value of the Common Stock on the date such option is granted; provided, however, the exercise price of an incentive stock option granted to a 10% shareholder may not be less than 110% of the fair market value of the Common Stock on the date such option is granted. The fair market value of the Common Stock is generally determined with reference to the closing sale price for the Common Stock (or the closing bid if no sales were reported) on the date the option is granted. The exercise price of a non-statutory option that is intended to comply with Section 162(m) of the Code may not be less than 100% of the fair market value.

        (b)  EXERCISE OF OPTION; FORM OF CONSIDERATION. The Administrator determines when options become exercisable, and may in its discretion, accelerate the vesting of any outstanding option. Stock options granted under the 1998 Plan generally vest and become exercisable over a four or five year period. The 1998 Plan permits payment to be made by cash, check, promissory note, other shares of Common Stock of the Company (with some restrictions), cashless exercises, a reduction in the amount of any Company liability to the optionee, any other form of consideration permitted by applicable law, or any combination thereof.

        (c)  TERM OF OPTION. All options granted under the 1998 Plan expire ten years from the date of grant, unless a shorter term is provided in the option agreement. The term of an incentive stock option may be no more than ten (10) years from the date of grant; provided that in the case of an incentive stock option granted to a 10% shareholder, the term of the option may be no more than five (5) years from the date of grant. No option may be exercised after the expiration of its term.

        (d)  TERMINATION OF EMPLOYMENT. If the optionee's employment or status as Chairman terminates for any reason other than death or unless the Administrator otherwise approves, then options may be exercised no later than 90 days after such termination and may be exercised only to the extent the option was exercisable on the termination date. Special provisions apply in the case of death of the optionee.

        (e)  DEATH. If an optionee ceases to be an employee or Chairman as a result of his or her death, then all options held by such optionee under the 1998 Plan may be exercised at any time within six months after death, or such other period up to twelve months as may be provided in the option agreement, but only to the extent the options would have been exercisable within six months after the date of death.

        (f)    NONTRANSFERABILITY OF OPTIONS, STOCK APPRECIATION RIGHTS OR STOCK PURCHASE RIGHTS. Unless determined otherwise by the Administrator, options, stock appreciation rights and stock purchase rights granted under the 1998 Plan are not transferable other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order, and may be exercised during the optionee's lifetime only by the optionee, or in the event of death, by the optionee's estate or by a person who acquires the right to exercise the option, stock appreciation right or stock purchase right.

        (g)  BUYOUT. The Administrator at any time may buyout for cash or shares, an option or stock appreciation right.

        (h)  OTHER PROVISIONS. The stock option agreement may contain other terms, provisions and conditions not inconsistent with the 1998 Plan as may be determined by the Administrator.

        STOCK APPRECIATION RIGHTS. The Administrator is authorized to grant stock appreciation rights in connection with all or any part of an option granted under the 1998 Plan, either concurrently with the grant of the option or at any time thereafter, and to grant stock appreciation rights independently of options. A stock appreciation right granted in connection with an option is exercisable only when and to the extent that the underlying option is exercisable, and expires no later than the date on which the underlying option expires. Independent stock appreciation rights are exercisable in whole or in part at such times as the Administrator specifies in the grant or agreement.

        The Company's obligations arising upon the exercise of a stock appreciation right may be paid in cash or Common Stock, or any combination of the same, as the Administrator may determine. Shares issued upon the exercise of a stock appreciation right are valued at their fair market value as of the date of exercise. When a stock appreciation right is exercised, the aggregate number of shares of Common Stock available for issuance under the 1998 Plan will be reduced by the number of underlying shares of Common Stock as to which the stock appreciation right is exercised.

        STOCK PURCHASE RIGHTS. The Administrator is authorized to grant stock purchase rights under the 1998 Plan, either concurrently with a grant of options or stock appreciation rights and/or cash awards made outside of the 1998 Plan or at any time thereafter, and to grant stock purchase rights independently of other awards. In the case of stock purchase rights, unless the Administrator determines otherwise, the agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's employment with the Company for any reason (including death or disability). The purchase price for Shares repurchased pursuant to the agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at a rate determined by the Administrator.

        ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. In the event that the stock of the Company changes by reason of any stock split, reverse stock split, stock dividend, combination, reclassification or other similar change in the capital structure of the Company effected without the receipt of consideration, appropriate adjustments shall be made in the number and class of shares of stock subject to the 1998 Plan, the number and class of shares of stock subject to any option, stock appreciation right or stock purchase right outstanding under the 1998 Plan, and the exercise price of any such outstanding option, stock appreciation right or stock purchase right.

        In the event of a liquidation or dissolution, any unexercised options, stock appreciation rights or stock purchase rights will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Administrator. The Administrator may, in its discretion, provide that each optionee shall have the right to exercise all of the optionee's options, stock appreciation rights and stock purchase rights as to all or any part of the optioned stock, stock appreciation right or stock purchase right, including those shares not otherwise exercisable.

        CHANGE IN CONTROL. In the event of a "change in control" of the Company (as defined below), all options, stock appreciation rights and stock purchase rights outstanding under the 1998 Plan as of the date on which such change in control occurs will, unless otherwise determined by the Administrator, become fully exercisable and the value of all outstanding options, stock appreciation rights and stock purchase rights will be cashed out. The cash-out price will be the difference between the exercise price and the defined "change in control price."

        A "change in control" is defined as (i) the acquisition by any person of 50% or more of the combined voting power of the Company's outstanding securities, or (ii) the occurrence of a transaction requiring shareholder approval and involving the sale of all or substantially all the assets of the Company or the merger of the Company with or into another corporation. The "change in control price" is determined by the Administrator and may be either (x) the highest closing price of Common Stock as reported in the public market during the 60-calendar-day period immediately preceding the date of determination of the change in control price or (y) the highest price paid or offered (as determined by the Administrator) in any bona fide transaction or offer related to the change in control of the Company during the 60-calendar-day period preceding the date of determination of the change in control price.

        In the event of a sale of all or substantially all the assets of the Company or the merger of the Company with or into another corporation, in a transaction in which options, stock appreciation rights or stock purchase rights outstanding under the 1998 Plan are not accelerated and cashed out as provided above, each outstanding option, stock appreciation right or stock purchase right will be assumed or an equivalent option, stock appreciation right or stock purchase right will be substituted by the successor corporation in the transaction or by a parent or subsidiary of such successor corporation, unless the Administrator determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, that the optionee shall have the right to exercise the option, stock appreciation right or stock purchase right as to all of the shares subject thereto, including shares that would not otherwise be exercisable. If the Administrator makes an option, stock appreciation right or stock purchase right fully exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, then the Company shall notify the optionee that the option, stock appreciation right or stock purchase right will be fully exercisable for a period of 30 days from the date of such notice, and the option, stock appreciation right or stock purchase right will terminate upon the expiration of such period.

        AMENDMENT AND TERMINATION OF THE 1998 PLAN. The Board may amend, alter, suspend or terminate the 1998 Plan, or any part thereof, at any time and for any reason. However, the Company shall obtain shareholder approval for any amendment to the 1998 Plan to the extent necessary to comply with Section 162(m) and Section 422 of the Code, or any similar rule or statute. No such action by the Board or shareholders may alter or impair any option, stock appreciation right or stock purchase right previously granted under the 1998 Plan without the written consent of the optionee.

        STOCK PRICE. On March 17, 2003, the closing price of the Common Stock as quoted on the Nasdaq National Market was $15.01.

FEDERAL INCOME TAX CONSEQUENCES

        INCENTIVE STOCK OPTIONS. An optionee who is granted an incentive stock option does not recognize taxable income at the time the option is granted or upon its exercise, although the exercise may subject the optionee to the alternative minimum tax. Upon an optionee's sale of the shares (assuming that the sale occurs at least two years after grant of the option and at least one year after exercise of the option), any gain will be taxed to the optionee as long-term capital gain. If the optionee disposes of the shares prior to the expiration of the above holding periods, then the optionee will recognize ordinary income in an amount generally measured as the difference between the exercise price and the lower of the fair market value of the shares at the exercise date or the sale price of the shares. Any gain or loss recognized on such premature sale of the shares in excess of the amount treated as ordinary income will be characterized as capital gain or loss.

        NONSTATUTORY STOCK OPTIONS. An optionee does not recognize any taxable income at the time he or she is granted a nonstatutory stock option. Upon exercise, the optionee recognizes taxable income generally measured by the excess of the then fair market value of the shares over the exercise price. Upon a disposition of such shares by the optionee, any difference between the sale price and the optionee's exercise price, to the extent not recognized as taxable income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period.

        STOCK PURCHASE RIGHTS. Stock purchase rights will generally be taxed in the same manner as nonstatutory stock options. However, restricted stock is generally purchased upon the exercise of a stock purchase right. If at the time of purchase, restricted stock is subject to a "substantial risk of forfeiture" within the meaning of Section 83 of the Code, the purchaser will not recognize ordinary income at the time of purchase. Instead, the purchaser will recognize ordinary income on the dates when a stock ceases to be subject to a substantial risk of forfeiture. At such times, the purchaser will recognize ordinary income measured as the difference between the purchase price and the fair market value of the stock on the date the stock is no longer subject to a substantial risk of forfeiture.

        The purchaser may accelerate to the date of purchase his or her recognition of ordinary income, if any, and the beginning of any capital gain holding period by timely filing an election pursuant to Section 83(b) of the Code. In such event, the ordinary income recognized, if any, is measured as the difference between the purchase price and the fair market value of the stock on the date of purchase, and the capital gain holding period commences on such date. The ordinary income recognized by a purchaser who is an employee will be subject to tax withholding by the Company.

        STOCK APPRECIATION RIGHTS. No income will be recognized by a recipient in connection with the grant of a stock appreciation right. When the stock appreciation right is exercised, the recipient will generally be required to include as taxable ordinary income in the year of exercise an amount equal to the sum of the amount of cash received and the fair market value of any Common Stock received upon the exercise. In the case of a recipient who is also an employee, any taxable income recognized upon exercise of a stock appreciation right will constitute wages for which withholding will be required. The Company will generally be entitled to a tax deduction in the same amount. Any gain or loss on the resale of Common Stock acquired upon exercise of a stock appreciation right will be treated as a taxable gain or loss.

        SECTION 162(m) OF THE CODE. Section 162(m) of the Code generally disallows a public company's tax deduction for compensation to executive officers in excess of $1,000,000 in any tax year. Compensation that qualifies as "performance-based compensation" is excluded from the $1,000,000 deductibility cap, and therefore remains fully deductible by the company that pays it. To qualify as "performance-based" within the meaning of Section 162(m) of the Code, options and stock appreciation rights must be granted with an exercise price of not less than 100% of the fair market value of the Common Stock on the date of the grant, among other things. To the extent these requirements are met, compensation attributable to options and stock appreciation rights granted to executive officers under the 1998 Plan will qualify as performance-based compensation for purposes of Section 162(m) of the Code, and the Company will generally be entitled to a tax deduction in the amount recognized by such officers upon exercise of the options. No tax authority or court has ruled on the applicability of Section 162(m) to the 1998 Plan and any final determination of the deductibility of amounts realized upon exercise of an option granted under the 1998 Plan could ultimately be made by the Internal Revenue Service or a court having final jurisdiction with respect to the matter. The Company retains the right to grant options under the 1998 Plan in accordance with the terms of the 1998 Plan regardless of any final determination as to the applicability of Section 162(m) of the Code to these grants.

        Compensation attributable to stock purchase rights granted under the 1998 Plan will not generally qualify as "performance-based" within the meaning of Section 162(m) of the Code. As a result, income recognized by executive officers in connection with stock purchase rights will be subject to the limitations on deductibility under such section.

        THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON OPTIONEES, HOLDERS OF STOCK APPRECIATION RIGHTS, HOLDERS OF STOCK PURCHASE RIGHTS AND THE COMPANY WITH RESPECT TO THE GRANT AND EXERCISE OF OPTIONS, STOCK APPRECIATION RIGHTS AND STOCK PURCHASE RIGHTS UNDER THE 1998 PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF THE EMPLOYEE'S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE EMPLOYEE MAY RESIDE.

PARTICIPATION IN THE
1998 EXECUTIVE OFFICER STOCK PLAN

        The following table sets forth certain information with respect to options granted under the 1998 Plan during fiscal year 2002 to (i) each Named Executive Officer listed in the Summary Compensation Table; (ii) all executive officers as a group and (iii) all employees, excluding executive officers, as a group. Members of the Board other than the Chairman are not eligible to receive grants under the 1998 Plan.

Name	Number of Securities Underlying Options Granted (#)		Average Weighted Exercise or Base Price ($/Sh)
Steven P. Jobs	7,500,000	(1)	$18.30
Fred D. Anderson	—		—
Timothy D. Cook	—		—
Jonathan Rubinstein	—		—
Avadis Tevanian, Jr. Ph.D	—		—
All executive officers as a group	8,100,000	(1)	$18.6724
All other employees as a group	—		—

(1)
In March 2003, Mr. Jobs voluntarily cancelled all of his outstanding options, excluding those granted to him in his capacity as a director. In addition, in March 2003, the Board awarded Mr. Jobs five million restricted shares of the Company's Common Stock which generally vest in full on the third anniversary of the grant date.

PROPOSAL NO. 4

RATIFICATION OF APPOINTMENT OF AUDITORS

        The Board of Directors has appointed KPMG LLP ("KPMG"), independent auditors, to audit the Company's consolidated financial statements for fiscal year 2003. KPMG served as the Company's independent auditors for fiscal year 2002. At the Annual Meeting, the shareholders are being asked to ratify the appointment of KPMG as the Company's independent auditors for fiscal year 2003. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection. Representatives of KPMG will be present at the Annual Meeting and will have the opportunity to respond to appropriate questions and to make a statement if they so desire.

Fees Paid To The Independent Auditors

Audit Fees

        KPMG billed the Company aggregate fees of $2,635,000 for professional services rendered in connection with the Company's financial statements and statutory filings for fiscal year 2002.

Audit Related Fees

        KPMG billed the Company $140,000 for audit related fees in fiscal year 2002.

Tax Fees

        KPMG billed the Company $1,055,000 for professional services rendered in connection with tax preparation and consultation in fiscal year 2002.

All Other Fees

        KPMG billed the Company aggregate fees of $75,000 for financial assurance services rendered in fiscal year 2002.

        The Audit & Finance Committee of the Board of Directors has determined that the auditors' provision of non-audit services in 2002 is compatible with and does not impair the auditors' independence.

        Prior to the enactment of the Sarbanes-Oxley Act of 2002 (the "Act"), the Company adopted an auditor independence policy that banned its auditors from performing non-financial consulting services, such as information technology consulting and internal audit services. Consistent with this policy, there were no fees billed by KPMG pertaining to Financial Information Systems Design and Implementation during fiscal 2002. This auditor policy also mandates that an annual budget for both audit and non-audit services be approved by the Audit Committee in advance, and that the Audit Committee be provided with quarterly reporting on actual spending. This policy also mandates that no auditor engagements for non-audit services may be entered into without the express approval of the Audit Committee.

        Subsequent to the enactment of the Act, the Audit Committee met with KPMG to further understand the provisions of that Act as it relates to auditor independence. KPMG has rotated the lead audit partner for fiscal year 2003 and will rotate other partners as appropriate in compliance with the Act. The Audit Committee will continue to monitor the activities undertaken by KPMG to comply with the Act.

Vote Required

        The affirmative vote of (i) a majority of the shares "represented and voting" and (ii) a majority of the quorum will be required to approve this Proposal.

Recommendation

        The Board recommends that shareholders vote FOR ratification of the appointment of KPMG LLP as the Company's independent auditors.

PROPOSAL NO. 5

SHAREHOLDER PROPOSAL

        The United Brotherhood of Carpenters and Joiners of America, 101 Constitution Ave., N.W., Washington, DC 20001, owner of 10,100 shares of the Company's common stock, has submitted the following proposal:

Option Expensing Proposal

        Resolved, that the shareholders of Apple Computer, Inc. ("Company") hereby request that the Company's Board of Directors establish a policy of expensing in the Company's annual income statement the costs of all future stock options issued by the Company.

        Statement of Support:    Current accounting rules give companies the choice of reporting stock option expenses annually in the company income statement or as a footnote in the annual report (See: Financial Accounting Standards Board Statement 123). Most companies, including ours, report the cost of stock options as a footnote in the annual report, rather than include the option costs in determining operating income. We believe that expensing stock options would more accurately reflect a company's operational earnings.

        Stock options are an important component of our Company's executive compensation program. Options have replaced salary and bonuses as the most significant element of executive pay packages at numerous companies. The lack of option expensing can promote excessive use of options in a company's compensation plans, obscure and understate the cost of executive compensation and promote the pursuit of corporate strategies designed to promote short-term stock price rather than long-term corporate value.

        A recent report issued by Standard & Poor's indicated that the expensing of stock option grant costs would have lowered operational earnings at companies by as much as 10%. "The failure to expense stock option grants has introduced a significant distortion in reported earnings," stated Federal Reserve Board Chairman Alan Greenspan. "Reporting stock options as expenses is a sensible and positive step toward a clearer and more precise accounting of a company's worth. "Globe and Mail, "Expensing Options Is a Bandwagon Worth Joining," Aug.16, 2002.

        Warren Buffett wrote in a New York Times Op-Ed piece on July 24, 2002:

        There is a crisis of confidence today about corporate earnings reports and the credibility of chief executives. And it's justified.

        For many years, I've had little confidence in the earnings numbers reported by most corporations. I'm not talking about Enron and WorldCom—examples of outright crookedness. Rather, I am referring to the legal, but improper, accounting methods used by chief executives to inflate reported earnings...

        Options are a huge cost for many corporations and a huge benefit to executives. No wonder, then, that they have fought ferociously to avoid making a charge against their earnings. Without blushing, almost all C.E.O.'s have told their shareholders that options are cost-free...

        When a company gives something of value to its employees in return for their services, it is clearly a compensation expense. And if expenses don't belong in the earnings statement, where in the world do they belong?

        Many companies have responded to investors' concerns about their failure to expense stock options. In recent months, more than 100 companies, including such prominent ones as Coca Cola, Washington Post, and General Electric, have decided to expense stock options in order to provide their shareholders more accurate financial statements. Our Company has yet to act. We urge your support.

Vote Required

        The affirmative vote of (i) a majority of the shares "represented and voting" and (ii) a majority of the quorum will be required to approve this Proposal.

Board of Directors' Statement Opposing Shareholder Proposal

        Employee stock options are a key component of the Company's compensation program. Stock options provide an opportunity to attract, motivate and retain high quality employees and executives dedicated to the success of the Company's business. We grant options to substantially all employees and believe that employee ownership of the Company's common stock aligns the long-term interests of employees and shareholders.

        The Board believes that adopting a policy to expense employee stock options at this time would not produce more accurate financial statements or curb corporate abuses. To the contrary, mandatory stock option expensing will produce less accurate financial statements because there is no accurate and reliable method of valuing stock options, and will reduce the comparability of the Company's financial statements with those of companies that do not expense options. Accordingly, we do not believe it would be in our shareholders' best interest to expense options at this time and the Company's board opposes this shareholder proposal.

        The accounting rules currently authorize two alternative methods for accounting for employee stock options. One method records an expense on a company's income statement when an option is granted. The vast majority of public companies, including the Company, use the other method which does not expense employee stock options but does disclose the potential impact that expensing such options would create in the notes to its annual financial statements. You can find this information on pages 57 and 79 of the Company's annual report on Form 10-K that was included with your proxy statement. If the Company were forced to expense options at this time, it would become more difficult for shareholders and others to compare the Company's financial performance with competitors that do not expense options.

        The expensing of options also raises unresolved problems in measuring the true "cost" of employee stock options. Available option pricing models used for expensing options, such as Black-Scholes, were not intended for use with employee options and do not take into account the particular characteristics of employee options. For example, the Black-Scholes model assumes that options are freely transferable and liquid, which are attributes that enhance an option's value. Employee stock options, however, are non-transferable and are also subject to vesting and blackout trading restrictions that constrain their liquidity. These pricing models also require highly subjective assumptions and judgments which make the output of such models inconsistent across issuers and subject to manipulation. In particular, typically the single largest determinant of the value of an option using the Black-Scholes model is volatility, which is a measure of the degree to which the stock underlying an option is likely to fluctuate over a given time horizon. There are no rules that determine exactly how volatility is to be calculated for employee stock options, thereby creating the opportunity for significant subjective judgment and/or manipulation of option valuation estimates by companies.

        Our experience using the Black-Scholes option valuation model suggests that it is indeed imprecise and substantially overstates the value of employee options. Reflecting these inflated values as an expense would have an inappropriate impact on the Company's financial statements and would not more accurately reflect operational earnings, as the shareholder proposal suggests. Use of Black-Scholes and similar option-pricing models impairs the transparency of reported financial information and makes comparisons between companies and across multiple periods difficult for investors and others to comprehend.

        The Financial Accounting Standards Board (FASB) recently solicited public comments on this topic. The Company urged FASB to consider sponsoring the development of a new valuation model solely for employee stock options that would be mandatory and consistent for all issuers. It is our belief that such a model would afford greater transparency and consistency among all issuers granting employee stock options. We anticipate that the FASB will make its decision within the next 12 months. We are committed to adopting whatever rules are promulgated by FASB on this subject.

        The Board believes that implementing stock option expensing now, before FASB has provided new guidance on this issue, would place the Company at a disadvantage since this accounting treatment has not been standardized or widely adopted and is not required of its competitors. We believe the Company and its shareholders are best served by retaining the current accounting policy with respect to employee stock options until there is consensus and clarity on whether, and if so how, to expense stock options.

Recommendation

        The board of directors recommends a vote AGAINST the proposal to expense the costs of all future stock options issued by the company in the Company's annual income statement.

OTHER MATTERS

        The Company knows of no other matters to be submitted to the shareholders at the Annual Meeting. If any other matters properly come before the shareholders at the Annual Meeting, it is the intention of the persons named on the enclosed proxy card to vote the shares they represent as the Board may recommend.

SHAREHOLDER PROPOSALS

        Shareholder proposals to be considered for inclusion in the proxy statement and form of proxy relating to such meeting must be received no later than November 25, 2003. In addition, the Company's bylaws provide for the timing and content of notice which shareholders must provide to the Company's corporate secretary for the nomination of directors or other proposals to be properly presented at a shareholder meeting. Pursuant to these provisions, notice of a nomination or proposal must be received by the Company not less than 60 days prior to the meeting; provided, however, that in the event that less than 70 days' notice or prior public disclosure of the date of the meeting is given to shareholders, notice must be received by the 10th business day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made.

THE BOARD OF DIRECTORS

Dated: March 24, 2003

Appendix A

APPLE COMPUTER, INC.
AUDIT AND FINANCE COMMITTEE CHARTER

        There shall be a Committee of the Board of Directors (the "Board") of Apple Computer, Inc. (the "Corporation") to be known as the Audit and Finance Committee ("Committee") with purpose, composition, duties, authority, and responsibilities, as follows:

I. PURPOSE OF THE COMMITTEE.    The primary purpose of the Committee is to assist the Board in oversight and monitoring of: (i) the Corporation's financial statements and other financial information provided by the Corporation to its shareholders, and others; (ii) compliance with legal and regulatory requirements; (iii) the independent auditors, including their qualifications and independence; (iv) the Corporation's systems of internal controls, including the Internal Audit function; and (v) the auditing, accounting, and financial reporting process generally. The Committee shall prepare the report required by the rules of the Securities and Exchange Commission ("SEC") to be included in the Corporation's annual proxy statement. The Committee does not itself prepare financial statements or perform audits, and its members are not auditors or certifiers of the Corporation's financial statements. It is not the duty of the Committee to conduct audits or to determine that the Corporation's financial statements and disclosures are complete and accurate and are in accordance with Generally Accepted Accounting Principles and applicable rules and regulations. These are the responsibilities of Management and the independent auditors.

II. COMPOSITION OF THE COMMITTEE.    The members of the Committee shall be appointed by the Board. The Committee will be composed of not less than three members and shall be composed of directors satisfying the independence requirements of applicable Nasdaq and SEC rules. The Chairman of the Committee shall be designated by the Board. Each member shall be able to read and understand fundamental financial statements, in accordance with the Nasdaq National Market Audit Committee requirements, and, to the extent practicable, at least one member will have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background, including a current or past position as a principal financial officer or other senior officer with financial oversight responsibilities.

III. COMMITTEE MEETINGS.    The Committee shall meet at least quarterly, or more frequently as circumstances dictate. The Committee shall meet at least quarterly with Management, the Director of Internal Audit, and the independent auditors in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately. The Committee shall meet with the independent auditors and Management quarterly to review the Corporation's financial information. The Committee shall report to the full Board with respect to its meetings. The Chairman of the Board, any member of the Committee, or the Secretary of the Corporation may call meetings of the Committee. The Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board.

IV. AUTHORITY AND RESOURCES.    The Committee may request any officer or employee of the Corporation or the Corporation's outside counsel or independent auditor to attend a Committee meeting or to meet with any members of, or consultants to, the Committee. The Committee shall have the power to conduct or authorize investigations into any matters within the Committee's scope of responsibilities. The Committee shall be empowered to retain independent counsel, accountants, or other advisors and experts to assist in any investigation and performance of its functions at the Corporation's expense.

V. DUTIES AND RESPONSIBILITIES.    To fulfill its responsibilities and duties the Committee shall:

Independent Auditor

1.
Appoint, compensate, and oversee the work of the independent auditors (including resolving disagreements between Management and the independent auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or related work.

2.
Pre-approve audit and non-audit services to be provided to the Corporation by the independent auditors. In this regard, the Committee shall have the sole authority to approve the hiring and firing of the independent auditors and all fees and terms of audit and non-audit engagements with the independent auditors, in each case as may be permissible and compatible with the auditors' independence. The Committee shall also review and approve disclosures with respect to non-audit services.

3.
Review and provide guidance with respect to the external audit and the Corporation's relationship with its independent auditors by (i) reviewing the independent auditors' proposed audit scope, approach and independence; (ii) obtaining on a periodic basis a statement from the independent auditors regarding relationships and services with the Corporation which may impact independence and presenting this statement to the Board, and to the extent there are relationships, monitoring and investigating them; (iii) ensuring that the independent auditors submit to the Committee on an annual basis a written statement (consistent with Independence Standards Board Standards No. 1) delineating all relationships and services that may impact the objectivity and independence of the independent auditors; and (iv) reviewing reports submitted to the Committee by the independent auditors in accordance with the applicable SEC requirements.

4.
Obtain and review an annual report from the independent auditors describing (i) the independent auditors' internal quality control procedures and (ii) any material issues raised by the recent internal quality control review, or peer review, of the independent auditors, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent auditors, and steps taken to deal with any such issues.

5.
Review the experience and qualifications of the senior members of the independent auditor team.

6.
Review and concur with the Corporation's hiring of employees of the independent auditor who were engaged on the Corporation's account.

7.
Review the performance of the independent auditors on an annual basis.

8.
Periodically discuss with the independent auditors, (i) their judgments about the quality, appropriateness, and acceptability of the Corporation's accounting principles and financial disclosure practices, as applied in its financial reporting, and (ii) the completeness and accuracy of the Corporation's financial statements.

Financial Reporting

9.
Review with Management and the independent auditor:

•
The Corporation's annual audited financial statements, and related footnotes, and quarterly unaudited financial statements, including the disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations," prior to filing the Corporation's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, respectively, with the SEC.

•
The independent auditors' audit of the annual financial statements and his or her report thereon.

•
The accompanying Management Letter and any reports with respect to interim periods.

  •
  Any major changes to the Corporation's accounting principals and practices.

  •
  Any significant changes required in the independent auditors' audit plan.

  •
  Any difficulties or disputes with Management encountered during the course of the audit.

  •
  Other matters related to the conduct of the audit that are to be communicated to the Committee under Generally Accepted Auditing Standards.

10.
Review with Management, the independent auditors, and the Corporation's counsel, as appropriate, any legal and regulatory matters that may have a material impact on the financial statements, related compliance policies, and programs and reports received from regulators.

11.
Review and discuss earnings press releases prior to public disclosure.

12.
Provide a report for inclusion in the Corporation's proxy statement in accordance with the rules and regulations of the SEC.

13.
Oversee compliance with the requirements of the SEC for disclosure of auditors' services and audit committee member qualifications and activities.

14.
Discuss with the independent auditors the financial statements and audit findings, including any significant adjustments, Management judgments and accounting estimates, significant new accounting policies and disagreements with Management and any other matters described in SAS No. 61, as may be modified or supplemented.

Internal Controls

15.
Review the adequacy of the Corporation's internal controls and the procedures designed to ensure compliance with applicable laws and regulations, including computerized information system controls and security.

16.
Consider and review with the independent auditor and the Director of Internal Audit the adequacy of the Corporation's internal controls and any related significant findings and recommendations of the independent auditor and internal auditing together with Management's responses thereto.

17.
Establish procedures for receiving, retaining and treating complaints received by the Corporation regarding accounting, internal accounting controls, or auditing matters and procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

Internal Audit

18.
Review and concur with the appointment, replacement, reassignment, or dismissal of the Director of Internal Audit.

19.
Consider, in consultation with the Director of Internal Audit and the independent auditor, the audit scope and plan of the internal auditors and the independent auditors.

20.
Review with the Director of Internal Audit and the independent auditor the coordination of audit effort to assure completeness of coverage, reduction of redundant efforts, and the effective use of audit resources.

21.
Consider and review with Management and the Director of Internal Audit:

•
Significant findings during the year and Management's responses thereto.

•
Any difficulties encountered in the course of their audits, including any restrictions on the scope of their work or access to required information.

  •
  Any changes required in the planned scope of their audit plan.

  •
  The Internal Audit department budget and staffing.

Management Discussions

22.
Review and discuss with Management (i) Management's financial risk assessment and risk management policies, (ii) the Corporation's major financial risk exposures and the steps Management has taken to monitor and control such exposures.

23.
Review with Management and the independent auditors any correspondence with regulators or governmental agencies and any employee complaints regarding the Corporation's financial statements or accounting policies.

24.
Periodically review separately with each of Management, the independent auditors, and the Director of Internal Audit (i) any disagreements between Management and the auditors in connections with any audits, (ii) any difficulties encountered during the course of audits, including restrictions in scope or access to required information, and (iii) Management's response.

25.
Consider and approve, if appropriate, significant changes to the Corporation's accounting principles and financial disclosure practices as recommended by Management and the independent auditors. Review with Management and the independent auditors, at appropriate intervals, the extent to which any changes or improvements in accounting or financial practices, as approved by the Committee, have been implemented.

26.
Inquire about the application of the Corporation's accounting policies and its consistency from period to period, and the compatibility of these accounting policies with Generally Accepted Accounting Principles, and, when applicable, the provisions for future occurrences that may have a material impact on the financial statements of the Corporation.

27.
Review and discuss with Management the program that Management has established to monitor compliance with the Corporation's code of business ethics and conduct.

28.
Review and discuss with Management all disclosures made by the Corporation concerning any material changes in the financial condition or operations of the Corporation.

29.
Review annually the independent auditors' letter of recommendations to Management and Management's responses.

30.
Review any Management decision to seek a second opinion from independent auditors other than the Corporation's regular independent auditors with respect to any significant accounting issues.

31.
Review with Management and the independent auditors the sufficiency and quality of the Internal Audit Department staff and other financial and accounting personnel of the Corporation.

Treasury and Finance

32.
Review periodically the capital structure of the Corporation, and, when necessary, recommend to the Board transactions or alterations to the Corporation's capital structure.

33.
Review and recommend to the Board changes in the Corporation's treasury resolutions and expenditure authorizations.

34.
Periodically review matters pertaining to the Corporation's investment practices for cash management, foreign exchange, investments, and derivatives.

35.
Review for approval or disapproval special transactions or expenditures as specifically delegated by the Board, or such other special transactions or expenditures not specifically delegated by the Board if determined by the Committee that approval by the full Board is not necessary or convenient, such as transactions that require relatively rapid decisions.

36.
Review and discuss with Management all material off-balance sheet transactions, arrangements, obligations (including contingent obligations), leases and other relationships of the Corporation with unconsolidated entities or other persons, that may have a material current or future effect on financial condition, changes in financial condition, results of operations, liquidity, capital resources, capital reserves, or significant components of revenues or expenses.

37.
Review with Management the sale or acquisition of equity investments and asset acquisitions or dispositions that may have a material current or future effect on financial condition, changes in financial condition, results of operations, liquidity, capital resources, capital reserves, or significant components of revenues or expenses.

Other

38.
Provide an open avenue of communication between the internal auditors, the independent auditor, and the Board.

39.
Review the Committee's charter, structure, processes, and membership requirements at least once a year.

40.
Report Committee actions to the Board with such recommendations as the Committee deems appropriate.

41.
Review and approve in advance any proposed related party transactions and report to the full Board on any approved transactions.

42.
The Committee can delegate any of its responsibilities to the extent allowed under applicable law.

43.
The Committee will perform such other functions as assigned by law, the Corporation's charter or bylaws, or the Board.

Appendix B

CORPORATE GOVERNANCE GUIDELINES
OF
APPLE COMPUTER, INC.

OVERVIEW—THE ROLE OF THE BOARD OF DIRECTORS:

        It is the paramount duty of the Board of Directors to oversee the CEO and other senior management in the competent and ethical operation of the Company on a day-to-day basis and to assure that the long-term interests of the shareholders are being served. To satisfy this duty, the directors will take a proactive, focused approach to their position, and set standards to ensure that the Company is committed to business success through maintenance of the highest standards of responsibility and ethics.

        Directors bring to the Company a wide range of experience, knowledge and judgment, and bring these skills to bear for the Company. These varied skills mean that good governance depends on far more than a "check the box" approach to standards or procedures. The governance structure in the Company is designed to be a working structure for principled actions, effective decision-making and appropriate monitoring of both compliance and performance.

DIRECTOR QUALIFICATIONS:

        The board believes that there should be at least a majority of independent directors on the board who meet the criteria for independence established by the Nasdaq Stock Market. The Nominating and Corporate Governance Committee shall solicit and receive recommendations and review the qualifications of potential director candidates in accordance with the charter and principles of that committee. The consideration of a candidate as a director will be based on the Nominating and Corporate Governance Committee's assessment of the individual's background, skills and abilities, and if such characteristics qualify the individual to fulfill the needs of the board at that time. The board should monitor the mix of skills and experience of its directors in order to assure that the board has the necessary tools to perform its oversight function effectively. The Nominating and Corporate Governance Committee will be responsible for considering shareholder proposals with respect to director nominations.

        Serving on the Company's board requires significant time and attention. Directors must spend the time needed and meet as often as necessary to properly discharge their responsibilities. A director who also serves as CEO of the Company should not serve on more than two (2) other boards of public companies in addition to the Company's board.

ETHICS AND CONFLICT OF INTERESTS:

        The board expects its directors, as well as officers and employees, to act ethically at all times and to acknowledge their adherence to the Company's code of conduct. The board will not permit the waiver of any ethics policy for any director or executive officer.

SIZE OF BOARD AND DIRECTOR ELECTIONS:

        The directors are elected annually by the shareholders to serve a one-year term. Between annual shareholder meetings, the board may elect directors to serve until the next annual meeting. The By-laws prescribe that shareholders may propose nominees for consideration by the Nominating and Corporate Governance Committee by submitting the names and supporting information to: Secretary, Apple Computer, Inc., 1 Infinite Loop, Cupertino, CA 95014.

        The By-laws prescribe that the number of directors will not be less than five (5) nor more than nine (9). In general, smaller boards are more cohesive, work better together and tend to be more efficient monitors than larger boards. The board currently has six (6) members and periodically reviews from time to time the appropriateness of its size. The board would consider expanding its size to accommodate outstanding candidates.

DIRECTOR ORIENTATION AND CONTINUING EDUCATION:

        The Company's management should provide new directors with materials, briefings and additional educational opportunities to permit them to become familiar with the Company and to enable them to better perform their duties. Board members are also encouraged to visit Company facilities and meet with Company employees throughout their tenure on the board. In addition, Board members are encouraged to attend accredited director education programs.

TERM LIMITS AND RETIREMENT POLICY:

        The board believes that term limits are on balance not the best way to maximize the effectiveness of the board. While terms limits would likely introduce fresh perspectives and make new viewpoints available to the board, they may have the countervailing effect of causing the loss of the benefit gained from the contributions of directors who have developed, over time, increasing insight into the Company. As an alternative to term limits, the Nominating and Corporate Governance Committee will periodically review the appropriateness of each board member's continued service. A board member may not stand for reelection after age 70, but need not resign until the end of his or her term.

DIRECTORS WHO CHANGE THEIR PRESENT JOB RESPONSIBLITY:

        Directors who retire or change from the position they held when initially elected to the board are expected to notify the board of such change. The board does not believe that a director in this circumstance should necessarily be required to leave the board. Instead, the board believes that the Nominating and Corporate Governance Committee should review each situation and make a recommendation to the board as to the continued appropriateness of board membership under the new circumstances.

DIRECTOR RESPONSIBILITIES:

        The fundamental role of the directors is to exercise their business judgment to act in what they reasonably believe to be the best interests of the Company and its shareholders. In fulfilling that responsibility, the directors should be able to rely on the honesty and integrity of the Company's senior management and expert legal, accounting, financial and other advisors.

        Board members are expected to prepare for, attend and participate in all board and applicable committee meetings, and to spend the time needed to meet as often as necessary to properly discharge their obligations. At the beginning of each year the board will, to the extent foreseeable and practicable, set a schedule of agenda items to be discussed during the year. Each board member is free to suggest the inclusion of items on the agenda and to raise at any board meeting subjects that are not on the agenda for that meeting. The board shall meet at least four times per year.

        An agenda for each board meeting, along with information and data that is important to the board's understanding of the business to be conducted at the board meeting should be distributed to the directors in advance of the meeting, so that board meeting time may be focused on questions that the board has about the materials. Certain matters may be discussed at the meeting without advance distribution of written materials, as appropriate.

        The board does not have a policy on whether or not the roles of Chief Executive Officer and Chairperson of the Board should be separate and, if they are to be separate, whether the Chairperson should be selected from the non-employee directors or be an employee. The board believes these issues should be considered as part of the board's broader succession planning process. The board shall, however, appoint a presiding outside director to conduct executive sessions and for such other purposes as the board finds useful.

        The board's policy is to periodically hold executive sessions without the presence of management, including the CEO or other non-independent directors. Such meetings should occur at least four times per year. In general, time is reserved following each regularly scheduled board meeting should the outside directors wish to meet in private executive session. When the outside directors meet without the chairperson of the board, the presiding outside director shall chair the meeting. The outside directors may also meet at such other times as determined by the presiding director.

        The board believes that management speaks for the Company. Individual board members may occasionally meet or otherwise communicate with various constituencies that are involved with the Company, but it is expected that board members would do this with the knowledge of management and, in most instances, absent unusual circumstances or as contemplated by the committee charters, at the request of management.

BOARD COMMITTEES:

        The board currently has a Nominating and Corporate Governance Committee, an Audit and Finance Committee and a Compensation Committee. All of the members of these committees will meet the then-effective criteria for independence established by the Nasdaq Stock Market and, in the case of the Audit and Finance Committee, the Sarbanes-Oxley Act of 2002. The members of these committees will also meet the other membership criteria specified in the respective charters for these committees. Committee members and committee chairpersons will be appointed by the board. There will, from time to time, be occasions on which the board may want to rotate committee members, but the board does not believe that a formal policy of rotation is mandated.

        Each committee shall have its own charter. The charter will set forth the principles, policies, objectives and responsibilities of the committees in addition to the qualifications for committee membership.

        The Chairperson of each committee will, in consultation with the appropriate committee members and members of management, and in accordance with the committee's charter, determine the frequency and length of committee meetings and develop the committee's agenda. At the beginning of the year, each committee will establish a schedule of agenda subjects to be discussed during the year (to the extent these can be foreseen). The schedule for each committee will be furnished to the full board.

        The board and each committee have the right at any time to obtain advice, reports or opinions from internal and external counsel and expert advisors and have the authority to hire independent legal, financial and other advisors as they may deem necessary, at the Company's expense, without consulting with, or obtaining approval from, any officer of the Company in advance.

        The board may, from time to time, form new committees as it deems appropriate.

DIRECTOR ACCESS TO OFFICERS AND EMPLOYEES:

        The board has complete access to all Company officers and employees. Any meetings or contacts that a director desires to initiate may be arranged directly by the director or through the CEO or other Company officer.

        The board welcomes the attendance of senior officers at each board meeting. The board also encourages management to schedule managers to present at board meetings who: (a) can provide additional insight into the items being discussed because of personal involvement in these areas, or (b) have future potential that management believes should be given exposure to the board.

DIRECTOR COMPENSATION:

        The form and amount of director compensation will be determined by the board after review of recommendations of the Nominating and Corporate Governance Committee. It is appropriate for the staff of the Company to report from time to time to the Nominating and Corporate Governance Committee on the status of board compensation in relation to other comparable U.S. companies. The Nominating and Corporate Governance Committee should conduct an annual review of director compensation. The current practice of the board is that a substantial portion of a director's annual retainer be equity-based. Directors do not receive any additional consideration for serving on committees or as committee chairperson.

BOARD EVALUATION:

        The board should conduct a self-evaluation at least annually to determine whether it and its committees are functioning effectively. The Nominating and Corporate Governance Committee is responsible for coordinating and overseeing the annual board evaluation process in accordance with the charter and principles of that committee.

MANAGEMENT REVIEW AND SUCCESSION PLANNING:

        The Compensation Committee should conduct and review with the board an annual evaluation of the performance of all executive officers, including the CEO. This review is used by the Compensation Committee in the course of its deliberations when considering the compensation of the CEO and senior management. The CEO performance evaluation is also reviewed by the board to ensure that the CEO is providing effective leadership for the Company. As part of the annual CEO evaluation, the board and the CEO should conduct an annual review on management development and succession planning for senior management, including the CEO.

Directions to the Annual Shareholder Meeting

FROM SAN JOSE:
Take 280 northbound
Take the De Anza Blvd. exit
Make a left onto De Anza Blvd. (at signal)
Make a left onto Mariani Avenue
Enter Infinite Loop Parking Lot at the end
of Mariani Avenue.
Proceed to Building 4	FROM SAN FRANCISCO:
Take 280 southbound
Take the De Anza Blvd. exit
Make a left onto De Anza Blvd. (at signal)
Make a left onto Mariani Avenue
Enter Infinite Loop Parking Lot at the end
of Mariani Avenue.
Proceed to Building 4

Attendance at the Annual Meeting is limited to shareholders. Admission to the meeting will be on a first-come, first-served basis. In the interest of saving time and money, Apple has opted to provide you with the enclosed Form 10-K for 2002 in lieu of producing a glossy annual report.

APPLE COMPUTER, INC.
2003 Employee Stock Option Plan

1.             Purposes of the Plan.  The purposes of this Stock Plan are:

•           to attract and retain the best available personnel;

•              to provide additional incentive to Employees and the Chairman; and

•              to promote the success of the Company’s business.

Options granted under the Plan may be Incentive Stock Options (as defined under Section 422 of the Code) or Nonstatutory Stock Options, as determined by the Administrator at the time of grant. Stock appreciation rights (“SARs”) may be granted under the Plan in connection with Options or independently of Options. Stock Purchase Rights may also be granted under the Plan.

2.             Definitions.  As used herein, the following definitions shall apply:

(a)           “Administrator” means the Board or any of its Committees as shall be administering the Plan, in accordance with Section 4 of the Plan.

(b)           “Agreement” means an agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option, SAR or Stock Purchase Right grant. The Agreement is subject to the terms and conditions of the Plan.

(c)           “Applicable Laws” means the requirements relating to the administration of stock option plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Options, SARs or Stock Purchase Rights are, or will be, granted under the Plan.

(d)           “Board” means the Board of Directors of the Company.

(e)           “Chairman” means the Chairman of the Board.

(f)            “Code” means the Internal Revenue Code of 1986, as amended.

(g)           “Committee” means a committee of Directors appointed by the Board in accordance with Section 4 of the Plan.

(h)           “Common Stock” means the common stock of the Company.

(i)            “Company” means Apple Computer, Inc., a California corporation.

(j)            “Continuous Status as Chairman” unless determined otherwise by the Administrator, means the absence of any interruption or termination as Chairman of the Board with the Company. Continuous Status as Chairman shall not be considered interrupted in the case of medical leave, military leave, family leave, or any other leave of absence approved by the Administrator, provided, in each case, that such leave does not result in termination as Chairman with the Company. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute status as “Chairman” by the Company.

(k)           “Continuous Status as an Employee” means the absence of any interruption or termination of the employment relationship with the Company or any Subsidiary. Continuous Status as an Employee shall not be considered interrupted in the case of (i) medical leave, military leave, family leave, or any other leave of absence approved by the Administrator, provided, in each case, that such leave does not result in termination of the employment relationship with the Company or any Subsidiary, as the case may be, under the terms of the respective Company policy for such leave; however, vesting may be tolled while an employee is on an approved leave of absence under the terms of the respective Company policy for such leave; or (ii) in the case of transfers between locations of the Company or between the Company, its Subsidiaries, or its successor. For purposes of Incentive Stock Options, no such leave may exceed ninety days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the 91st day of such leave any Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option. Neither service as a Chairman nor as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.

(l)            “Director” means a member of the Board.

(m)          “Employee” means any person employed by the Company or any Parent or Subsidiary of the Company subject to (k) above.

(n)           “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(o)           “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i)            If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system, on the date of determination or, if the date of determination is not a trading day, the immediately preceding trading day, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii)           If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the date of determination or, if there are no quoted prices on the date of determination, on the last day on which there are quoted prices prior to the date of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii)          In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

(p)           “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder and is expressly designated by the Administrator at the time of grant as an incentive stock option.

(q)           “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(r)            “Option” means a stock option granted pursuant to the Plan.

(s)           “Optioned Stock” means the Common Stock subject to an Option, SAR or Stock Purchase Right.

(t)            “Optionee” means the holder of an outstanding Option, SAR or Stock Purchase Right.

(u)           “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(v)           “Plan” means this 2003 Employee Stock Option Plan.

(w)          “Restricted Stock” means shares of Common Stock acquired pursuant to a grant of Stock Purchase Rights under Section 12 of the Plan.

(x)            “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(y)           “SAR” means a stock appreciation right granted pursuant to Section 10 below.

(z)            “Section 16(b)” means Section 16(b) of the Exchange Act.

(aa)         “Share” means a share of the Common Stock, as adjusted in accordance with Section 15 of the Plan.

(bb)         “Stock Purchase Right” means the right to purchase Common Stock pursuant to Section 12 of the Plan, as evidenced by an Agreement.

(cc)         “Subsidiary” means a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 424(f) of the Code.

3.             Stock Subject To The Plan.  Subject to the provisions of Section 15 of the Plan, the maximum aggregate number of Shares which may be optioned and sold under the Plan or for which SARs or Stock Purchase Rights may be granted and exercised is 48,000,000 Shares. The Shares may be authorized, but unissued, or reacquired Common Stock.

In the discretion of the Administrator, any or all of the Shares authorized under the Plan may be subject to SARs issued pursuant to the Plan.

If an Option, SAR or Stock Purchase Right issued under the Plan should expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares which were subject thereto shall become available for other Options, SARs or Stock Purchase Rights under this Plan (unless the Plan has terminated); however, should the Company reacquire Shares which were issued pursuant to the exercise of an Option or SAR, such Shares shall not become available for future grant under the Plan. If Shares of Restricted Stock are repurchased by the Company at their original purchase price, such shares shall become available for future grant under the Plan.

4.             Administration of the Plan.

(a)           Procedure.

(i)            Multiple Administrative Bodies. If permitted by Rule 16b-3 promulgated under the Exchange Act or any successor rule thereto, as in effect at the time that discretion is being exercised with respect to the Plan, and by the legal requirements of the Applicable Laws relating to the administration of stock plans such as the Plan, if any, the Plan may (but need not) be administered by different administrative bodies with respect to (A) Directors who are not Employees, (B) Directors who are Employees, (C) Officers who are not Directors and (D) Employees who are neither Directors nor Officers.

(ii)           Section 162(m). To the extent that the Administrator determines it to be desirable to qualify Options or SARs granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee of two or more “outside directors” within the meaning of Section 162(m) of the Code.

(iii)          Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.

(iv)          Other Administration. Other than as provided above, the Plan shall be administered by (A) the Board or (B) a Committee, which committee shall be constituted to satisfy Applicable Laws.

(b)           Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

(i)            to determine the Fair Market Value;

(ii)           to select the person(s) to whom Options, SARs and Stock Purchase Rights may be granted hereunder;

(iii)          to determine the number of shares of Common Stock to be covered by each Option, SAR or Stock Purchase Right granted hereunder;

(iv)          to approve forms of agreement for use under the Plan;

(v)           to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Option, SAR or Stock Purchase Right granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the date of grant, the time or times when Options, SARs or Stock Purchase Rights may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option, SAR or Stock Purchase Right or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

(vi)          to reduce the exercise price of any Option, SAR or Stock Purchase Right to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Option, SAR or Stock Purchase Right shall have declined since the date the Option, SAR or Stock Purchase Right was granted; however, the Administrator may not “reprice” options, including 6-months-plus-1-day option exchange programs, without shareholder approval.

(vii)         to construe and interpret the terms of the Plan and awards granted pursuant to the Plan;

(viii)        to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;

(ix)           to modify or amend each Option, SAR or Stock Purchase Right (subject to Section 17(c) of the Plan), including the discretionary authority to extend the post-termination exercisability period of Options longer than is otherwise provided for in the Plan;

(x)            to allow Optionees to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Option, SAR or Stock Purchase Right that number of Shares having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by an Optionee to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable;

(xi)           to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Option, SAR or Stock Purchase Right previously granted by the Administrator; and

(xii)          to make all other determinations deemed necessary or advisable for administering the Plan.

(c)           Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations shall be final and binding on all Optionees and any other holders of Options, SARs or Stock Purchase Rights.

5.             Eligibility.  Nonstatutory Stock Options, SARs and Stock Purchase Rights may be granted to Employees and the Chairman or to such other individuals as determined by the Administrator whom the Company has offered a position of Chairman or Employee. Incentive Stock Options may be granted only to Employees.

6.             Limitations.

(a)           Each Option shall be designated in the Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

(b)           Neither the Plan nor any Option, SAR or Stock Purchase Right shall confer upon an Optionee any right with respect to continuing the Optionee’s relationship as an Employee with or Chairman of the Company, nor shall they interfere in any way with the Optionee’s right or the Company’s right to terminate such relationship at any time, with or without cause.

(c)           The following limitations shall apply to grants of Options and SARs:

(i)            No participant shall be granted, in any fiscal year of the Company, Options or SARs to purchase more than 34,000,000 Shares;

(ii)           The foregoing limitations shall be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 15;

(iii)          If an Option or SAR is canceled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Section 15), the canceled Option will be counted against the limits set forth in subsections (i) above. For this purpose, if the exercise price of an Option or SAR is reduced, the transaction will be treated as a cancellation of the Option or SAR and the grant of a new Option or SAR.

7.             Term of Plan.  Subject to Section 21 of the Plan, the Plan shall become effective upon its adoption by the Board. It shall continue in effect for a term of ten (10) years unless terminated earlier under Section 16 of the Plan.

8.             Term of Option.  The term of each Option shall be stated in the Agreement. In the case of an Incentive Stock Option, the term shall be ten (10) years from the date of grant or such shorter term as may be provided in the Agreement. Moreover, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Agreement.

9.             Option Exercise Price and Consideration.

(a)           Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, subject to the following:

(i)            In the case of an Incentive Stock Option;

(A)          granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant; or

(B)           granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant;

(ii)           In the case of a Nonstatutory Stock Option, the per Share exercise price shall be determined by the Administrator. In the case of a Nonstatutory Stock Option intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant;

(iii)          Notwithstanding the foregoing, Options may be granted with a per Share exercise price of less than 100% of the Fair Market Value per Share on the date of grant as determined by the Administrator or pursuant to a merger or other corporate transaction.

(b)           Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions which must be satisfied before the Option may be exercised.

(c)           Form of Consideration. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of:

(i)            cash;

(ii)           check;

(iii)          promissory note;

(iv)          other Shares which (A) in the case of Shares acquired upon exercise of an option, have been owned by the Optionee for more than six months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

(v)           consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan;

(vi)          a reduction in the amount of any Company liability to the Optionee, including any liability attributable to the Optionee’s participation in any Company-sponsored deferred compensation program or arrangement;

(vii)         any combination of the foregoing methods of payment; or

(viii)        such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

10.           Stock Appreciation Rights.

(a)           Granted in Connection with Options. At the sole discretion of the Administrator, SARs may be granted in connection with all or any part of an Option, either concurrently with the grant of the Option or at any time thereafter during the term of the Option. The following provisions apply to SARs that are granted in connection with Options:

(i)            The SAR shall entitle the Optionee to exercise the SAR by surrendering to the Company unexercised a portion of the related Option. The Optionee shall receive in exchange from the Company an amount equal to the excess of (x) the Fair Market Value on the date of exercise of the SAR of the Common Stock covered by the surrendered portion of the related Option over (y) the exercise price of the Common Stock covered by the surrendered portion of the related Option. Notwithstanding the foregoing, the Administrator may place limits on the amount that may be paid upon exercise of a SAR; provided, however, that such limit shall not restrict the exercisability of the related Option;

(ii)           When a SAR is exercised, the related Option, to the extent surrendered, shall no longer be exercisable;

(iii)          A SAR shall be exercisable only when and to the extent that the related Option is exercisable and shall expire no later than the date on which the related Option expires; and

(iv)          A SAR may only be exercised at a time when the Fair Market Value of the Common Stock covered by the related Option exceeds the exercise price of the Common Stock covered by the related Option.

(b)           Independent SARs. At the sole discretion of the Administrator, SARs may be granted without related Options. The following provisions apply to SARs that are not granted in connection with Options:

(i)            The SAR shall entitle the Optionee, by exercising the SAR, to receive from the Company an amount equal to the excess of (x) the Fair Market Value of the Common Stock covered by exercised portion of the SAR, as of the date of such exercise, over (y) the Fair Market Value of the Common Stock covered by the exercised portion of the SAR, as of the date on which the SAR was granted; provided, however, that the Administrator may place limits on the amount that may be paid upon exercise of a SAR; and

(ii)           SARs shall be exercisable, in whole or in part, at such times as the Administrator shall specify in the Optionee’s Agreement.

(c)           Form of Payment. The Company’s obligation arising upon the exercise of a SAR may be paid in Common Stock or in cash, or in any combination of Common Stock and cash, as the Administrator, in its sole discretion, may determine. Shares issued upon the exercise of a SAR shall be valued at their Fair Market Value as of the date of exercise.

(d)           Rule 16b-3. SARs granted hereunder shall contain such additional restrictions as may be required to be contained in the Plan or Agreement in order for the SAR to qualify for the maximum exemption provided by Rule 16b-3.

11.           Exercise of Option or SAR.

(a)           Procedure for Exercise; Rights as a Shareholder.  Any Option or SAR granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Agreement. An Option may not be exercised for a fraction of a Share.

An Option or SAR shall be deemed exercised when the Company receives: (i) written or electronic notice of exercise (in accordance with the terms of the Option or SAR) from the person entitled to exercise the Option or SAR, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 15 of the Plan.

Exercising an Option in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised. Exercise of a SAR in any manner shall, to the extent the SAR is exercised, result in a decrease in the number of Shares which thereafter shall be available for purposes of the Plan, and the SAR shall cease to be exercisable to the extent it has been exercised.

(b)           Termination of Continuous Status as Chairman.  Upon termination of an Optionee’s Continuous Status as Chairman (other than termination by reason of the Optionee’s death), the Optionee may, but only within ninety (90) days after the date of such termination, exercise his or her Option or SAR to the extent that it was exercisable at the date of such termination. Notwithstanding the foregoing, however, an Option or SAR may not be exercised after the date the Option or SAR would otherwise expire by its terms due to the passage of time from the date of grant.

(c)           Termination of Continuous Employment.  Upon termination of an Optionee’s Continuous Status as Employee (other than termination by reason of the Optionee’s death), the Optionee may, but only within ninety (90) days after the date of such termination, exercise his or her Option or SAR to the extent that it was exercisable at the date of such termination. Notwithstanding the foregoing, however, an Option or SAR may not be exercised after the date the Option or SAR would otherwise expire by its terms due to the passage of time from the date of grant.

(d)           Death of Optionee.  If an Optionee dies (i) while an Employee or Chairman, the Option or SAR may be exercised at any time within six (6) months (or such other period of time not exceeding twelve (12) months as determined by the Administrator) following the date of death by the Optionee’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that would have accrued had the Optionee continued living and terminated his or her employment six (6) months (or such other period of time not exceeding twelve (12) months as determined by the Administrator) after the date of death; or (ii) within ninety (90) days after the termination of Continuous Status as an Employee or Chairman, the Option or SAR may be exercised, at any time within six (6) months (or such other period of time not exceeding twelve (12) months as determined by the Administrator) following the date of death by the Optionee’s estate or by a person who acquired the right to exercise the Option or SAR by bequest or inheritance, but only to the extent of the right to exercise that had accrued at the date of termination. If the Option or SAR is not so exercised within the time specified herein, the Option or SAR shall terminate, and the Shares covered by such Option or SAR shall revert to the Plan.

Notwithstanding the foregoing, however, an Option or SAR may not be exercised after the date the Option or SAR would otherwise expire by its terms due to the passage of time from the date of grant.

(e)           Buyout Provisions.  The Administrator may at any time offer to buy out for a payment in cash or Shares an Option or SAR previously granted based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time that such offer is made.

12.           Stock Purchase Rights.

(a)           Rights to Purchase.  Stock Purchase Rights may be issued either alone, in addition to, or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. After the Administrator determines that it will offer Stock Purchase Rights under the Plan, it shall advise the Optionee in writing or electronically, of the terms, conditions and restrictions related to the offer, including the number of Shares that the Optionee shall be entitled to purchase, the price to be paid, and the time within which the Optionee must accept such offer. The offer shall be accepted by execution of an Agreement in the form determined by the Administrator.

(b)           Repurchase Option.  Unless the Administrator determines otherwise, the Agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser’s service with the Company for any reason (including death or Disability). The purchase price for Shares repurchased pursuant to the Agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at a rate determined by the Administrator.

(c)           Other Provisions.  The Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion.

(d)           Rights as a Shareholder.  Once the Stock Purchase Right is exercised, the purchaser shall have the rights equivalent to those of a shareholder, and shall be a shareholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Stock Purchase Right is exercised, except as provided in Section 15 of the Plan.

13.           Transferability of Options, SARs and Stock Purchase Rights.  Unless determined otherwise by the Administrator, an Option, SAR or Stock Purchase Right may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution or pursuant to a qualified domestic relations order as defined by the Code or Title 1 of the Employee Retirement Income Security Act, and may be exercised, during the lifetime of the Optionee, only by the Optionee. If the Administrator makes an Option, SAR or Stock Purchase Right transferable, such Option, SAR or Stock Purchase Right shall contain such additional terms and conditions as the Administrator deems appropriate.

14.           Stock Withholding to Satisfy Withholding Tax Obligations.  When an Optionee incurs tax liability in connection with the exercise of an Option, SAR or Stock Purchase Right, which tax liability is subject to tax withholding under applicable tax laws, and the Optionee is obligated to pay the Company an amount required to be withheld under applicable tax laws, the Optionee may satisfy the withholding tax obligation by electing to have the Company withhold from the Shares to be issued upon exercise of the Option, or the Shares to be issued upon exercise of the SAR or Stock Purchase Right, if any, that number of Shares having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined (the “Tax Date”).

All elections by an Optionee to have Shares withheld for this purpose shall be made in writing in a form acceptable to the Administrator and shall be subject to the following restrictions:

(a)           the election must be made on or prior to the applicable Tax Date; and

(b)           all elections shall be subject to the consent or disapproval of the Administrator.

In the event the election to have Shares withheld is made by an Optionee and the Tax Date is deferred under Section 83 of the Code because no election is filed under Section 83(b) of the Code, the Optionee shall receive the full number of Shares with respect to which the Option, SAR or Stock Purchase Right is exercised but such Optionee shall be unconditionally obligated to tender back to the Company the proper number of Shares on the Tax Date.

15.           Adjustments Upon Changes in Capitalization, Dissolution, Merger or Asset Sale.

(a)           Changes in Capitalization.  Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each outstanding Option, SAR or Stock Purchase Right, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options, SARs or Stock Purchase Rights have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, SAR or Stock Purchase Right, as well as the price per share of Common Stock covered by each such outstanding Option, SAR or Stock Purchase Right, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option, SAR or Stock Purchase Right.

(b)           Dissolution or Liquidation.  In the event of the proposed dissolution or liquidation of the Company, all outstanding Options, SARs and Stock Purchase Rights will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Administrator. The Administrator may, in the exercise of its sole discretion in such instances, declare that any Option, SAR or Stock Purchase Right shall terminate as of a date fixed by the Administrator and give each Optionee the right to exercise his or her Option, SAR or Stock

Purchase Right as to all or any part of the Optioned Stock, including Shares as to which the Option, SAR or Stock Purchase Right would not otherwise be exercisable.

(c)           Merger or Asset Sale.  Unless otherwise determined by the Administrator, in the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding Option, SAR and Stock Purchase Right shall be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Option, SAR or Stock Purchase Right, the Optionee shall fully vest in and have the right to exercise the Option, SAR or Stock Purchase Right as to all of the Optioned Stock, including Shares as to which it would not otherwise be vested or exercisable. If an Option, SAR or Stock Purchase Right becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the Optionee in writing or electronically that the Option, SAR or Stock Purchase Right shall be fully vested and exercisable for a period of thirty (30) days from the date of such notice, and the Option, SAR or Stock Purchase Right shall terminate upon the expiration of such period. For the purposes of this paragraph, the Option, SAR or Stock Purchase Right shall be considered assumed if, following the merger or sale of assets, the option or right confers the right to purchase or receive, for each Share of Optioned Stock subject to the Option, SAR or Stock Purchase Right immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option, SAR or Stock Purchase Right, for each Share of Optioned Stock subject to the Option, SAR or Stock Purchase Right, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

(d)           Change in Control.  In the event of a “Change in Control” of the Company, as defined in paragraph (e) below, unless otherwise determined by the Administrator prior to the occurrence of such Change in Control, the following acceleration and valuation provisions shall apply:

(i)            Any Options, SARs and Stock Purchase Rights outstanding as of the date such Change in Control is determined to have occurred that are not yet exercisable and vested on such date shall become fully exercisable and vested; and

(ii)           The value of all outstanding Options, SARs and Stock Purchase Rights shall, unless otherwise determined by the Administrator at or after grant, be cashed-out. The amount at which such Options, SARs and Stock Purchase Rights shall be cashed out shall be equal to the excess of (x) the Change in Control Price (as defined below) over (y) the exercise price of the Common Stock covered by the Option, SAR or Stock Purchase Right. The cash-out proceeds shall be paid to the Optionee or, in the event of death of an Optionee prior to payment, to the estate of the Optionee or to a person who acquired the right to exercise the Option, SAR or Stock Purchase Right by bequest or inheritance.

(e)           Definition of “Change in Control”.  For purposes of this Section 15, a “Change in Control” means the happening of any of the following:

(i)            When any “person”, as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, a Subsidiary or a Company employee benefit plan, including any trustee of such plan acting as trustee) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities; or

(ii)           The occurrence of a transaction requiring shareholder approval, and involving the sale of all or substantially all of the assets of the Company or the merger of the Company with or into another corporation.

(f)            Change in Control Price.  For purposes of this Section 15, “Change in Control Price” shall be, as determined by the Administrator, (i) the highest Fair Market Value at any time within the 60-day period immediately preceding the date of determination of the Change in Control Price by the Administrator (the “60-Day Period”), or (ii) the highest price paid or offered, as determined by the Administrator, in any bona fide transaction or bona fide offer related to the Change in Control of the Company, at any time within the 60-Day Period.

16.           Date of Grant.  The date of grant of an Option, SAR or Stock Purchase Right shall be, for all purposes, the date on which the Administrator makes the determination granting such Option, SAR or Stock Purchase Right, or such other later date as is determined by the Administrator. Notice of the determination shall be provided to each Optionee within a reasonable time after the date of such grant.

17.           Amendment and Termination of the Plan.

(a)           Amendment and Termination.  The Board may at any time amend, alter, suspend or terminate the Plan.

(b)           Shareholder Approval.  The Company shall obtain shareholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

(c)           Effect of Amendment or Termination.  No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company. Termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Options, SARs or Stock Purchase Rights granted under the Plan prior to the date of such termination.

18.           Conditions Upon Issuance of Shares.

(a)           Legal Compliance.  Shares shall not be issued pursuant to the exercise of an Option, SAR or Stock Purchase Right unless the exercise of such Option, SAR or Stock Purchase Right and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b)           Investment Representations.  As a condition to the exercise of an Option, SAR or Stock Purchase Right, the Company may require the person exercising such Option, SAR or Stock Purchase Right to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

19.           Inability to Obtain Authority.  The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

20.           Reservation of Shares.  The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

21.           Shareholder Approval.  The Plan shall be subject to approval by the shareholders of the Company within twelve (12) months after the date the Plan is adopted. Such shareholder approval shall be obtained in the manner and to the degree required under Applicable Laws.

22.           Non-U.S. Employees.  Notwithstanding anything in the Plan to the contrary, with respect to any employee who is resident outside of the United States, the Committee may, in its sole discretion, amend the terms of the Plan in order to conform such terms with the requirements of local law or to meet the objectives of the Plan. The Committee may, where appropriate, establish one or more sub-plans for this purpose.

®	Apple Computer, Inc.

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Annual Meeting Proxy Card

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 24, 2003

The undersigned shareholder of Apple Computer, Inc., a California corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement with respect to the Annual Meeting of Shareholders of Apple Computer, Inc. to be held at 1 Infinite Loop, Cupertino, California 95014 on Thursday, April 24, 2003 at 10:00 a.m., and hereby appoints Fred D. Anderson and Nancy R. Heinen, and each of them, proxies and attorneys-in-fact, each with power of substitution and revocation, and each with all powers that the undersigned would possess if personally present, to vote the Apple Computer, Inc. Common Stock of the undersigned at such meeting and any postponements or adjournments of such meeting, as set forth below, and in their discretion upon any other business that may properly come before the meeting (and any such postponements or adjournments).

THIS PROXY WILL BE VOTED AS SPECIFIED OR, IF NO CHOICE IS SPECIFIED, FOR THE ELECTION OF THE NOMINEES, FOR PROPOSALS 2, 3, and 4, AGAINST PROPOSAL 5, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY POSTPONEMENTS OR ADJOURNMENTS THEREOF.

PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE OR VOTE THROUGH THE INTERNET.

IMPORTANT - TO BE SIGNED AND DATED ON REVERSE SIDE.

5 U P X	HHH	P P P P	0016611

VOTE BY INTERNET

Dear Shareholder:

We are pleased to announce that you can now vote your shares over the Internet. We encourage you to take advantage of this new feature which eliminates the need to return the proxy card. Your Internet vote is quick, convenient and your vote is immediately submitted. Just follow these easy steps:

To vote using the Internet

                        •  Go to the following web site:
WWW.COMPUTERSHARE.COM/US/PROXY

                        •  Enter the information requested on your computer screen and follow the simple instructions.

Your Internet vote authorizes the named proxies to vote your shares to the same extent as if you marked, signed, dated and returned the proxy card. Please note that all votes cast by Internet must be submitted prior to 12:00 a.m. Central Time, April 23, 2003.

HOLDER ACCOUNT NUMBER C0123456789	PROXY ACCESS NUMBER 12345

If you vote by telephone or the Internet, please DO NOT mail back this proxy card.

THANK YOU FOR YOUR VOTE.

Holder Account Number   C 1234567890 J N T

Proxy - Company Name

A Election of Directors	PLEASE REFER TO THE REVERSE SIDE FOR INTERNET VOTING INSTRUCTIONS.
The Board of Directors recommends a vote FOR the listed nominees.
	For	Withhold		For	Withhold

01 - William V. Campbell	☐	☐	04 - Steven P. Jobs	☐	☐

02 - Millard S. Drexler	☐	☐	05 - Arthur D. Levinson	☐	☐

03 - Albert Gore, Jr.	☐	☐	06 - Jerome B. York	☐	☐

B  Issues

The Board of Directors recommends a vote FOR proposals 2, 3, and 4 and AGAINST proposal 5.

		For	Against	Abstain			For	Against	Abstain
2.	To approve an amendment to the Employee Stock Purchase Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 4,000,000 shares.	☐	☐	☐	4.	To ratify the appointment of KPMG LLP as independent auditors of the Company for fiscal year 2003.	☐	☐	☐
		For	Against	Abstain			For	Against	Abstain
3.	To approve an amendment to the 1998 Executive Officer Stock Plan to allow for broad-based grants to all employees.	☐	☐	☐	5.	To consider a shareholder proposal if properly presented at the meeting.	☐	☐	☐

					6.	To transact such other business as may properly come before the the meeting and any postponement(s) or adjournment(s) thereof.

C  Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title.

Signature 1 - Please keep signature within the box	Signature 2 - Please keep signature within the box	Date (mm/dd/yyyy)
/ /

                        6 U P X                       HHH    P P P P                        001661

Directions:

FROM SAN JOSE:
Take 280 northbound
Take the De Anza Blvd. exit
Make a left onto De Anza Blvd. (at signal)
Make a left onto Mariani Avenue
Enter Infinite Loop Parking Lot at the end
of Mariani Avenue.
Proceed to Building 4

FROM SAN FRANCISCO:
Take 280 southbound
Take the De Anza Blvd. exit
Make a right onto De Anza Blvd. (at signal)
Make a left onto Mariani Avenue
Enter Infinite Loop Parking Lot at the end
of Mariani Avenue
Proceed to Building 4

[MAP]

Attendance at the Annual Meeting is limited to shareholders. Admission to the meeting will be on a first-come, first-served basis. In the interest of saving time and money, Apple has opted to provide you with the enclosed Form 10-K for 2002 in lieu of producing a glossy annual report.

QuickLinks

PROXY STATEMENT
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION
OVERVIEW OF PROPOSALS
PROPOSAL NO. 1 ELECTION OF DIRECTORS
PROPOSAL NO. 2 APPROVAL OF AN AMENDMENT TO THE EMPLOYEE STOCK PURCHASE PLAN
PROPOSAL NO. 3 APPROVAL OF AN AMENDMENT TO THE 1998 EXECUTIVE OFFICER STOCK PLAN TO ALLOW FOR BROAD-BASED GRANTS TO ALL EMPLOYEES
PARTICIPATION IN THE 1998 EXECUTIVE OFFICER STOCK PLAN
PROPOSAL NO. 4 RATIFICATION OF APPOINTMENT OF AUDITORS
PROPOSAL NO. 5 SHAREHOLDER PROPOSAL
OTHER MATTERS
SHAREHOLDER PROPOSALS
  Appendix A
APPLE COMPUTER, INC. AUDIT AND FINANCE COMMITTEE CHARTER
  Appendix B
CORPORATE GOVERNANCE GUIDELINES OF APPLE COMPUTER, INC.